UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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CapStar Financial Holdings, Inc.

(Name of Registrant as Specified in its Charter)

N/A

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March 19, 2018

Dear Shareholder,

I would like to extend a personal invitation for you to join us at the 2018 Annual Meeting of Shareholders which will be held on Thursday, April 26, 2018, at 9:00 a.m. Central Time at the Envision Conference Center located at 9010 Overlook Boulevard, Brentwood, Tennessee 37027.

Your attention is directed to the Notice of Annual Meeting of Shareholders and Proxy Statement enclosed with this letter which describe the formal business to be transacted at the meeting.  Following the meeting, we will discuss the status of our business and answer appropriate questions.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person.  We encourage you to vote via the Internet or by telephone. You also have the option of voting by completing, signing, dating and returning the proxy card that accompanies these printed materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the 2018 Annual Meeting of Shareholders.

I hope that you will be able to attend the 2018 Annual Meeting of Shareholders. I look forward to seeing you.

Sincerely,

Claire W. Tucker
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are hereby invited to attend the 2018 Annual Meeting of Shareholders of CapStar Financial Holdings, Inc.

When	9:00 a.m. Central Time on April 26, 2018.

Where	Envision Conference Center, 9010 Overlook Boulevard, Brentwood, Tennessee 37027.

Record Date	Shareholders of record as of the close of business on February 26, 2018 will be entitled to notice of and to vote at the 2018 Annual Meeting of Shareholders.

Items of Business

•  To elect eleven (11) directors to serve until the 2019 Annual Meeting of Shareholders and until their successors have been duly elected and qualified (Proposal 1);

•  To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2);

•  To approve the amendments to the CapStar Financial Holdings, Inc. Stock Incentive Plan (Proposal 3); and

•  To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

Recommendations	The Board of Directors recommends that you vote “FOR” each nominee for director in Proposal 1 and “FOR” Proposals 2 and 3.

Proxy Materials

Our proxy materials, which include this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2017, are first being delivered to shareholders on or about March 19, 2018.  Shareholders have the ability to access the proxy materials at www.proxydocs.com/cstr and complete their proxy card electronically at www.proxypush.com/cstr.

By Order of the Board of Directors,

Robert B. Anderson
Secretary

March 19, 2018

Nashville, Tennessee

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on April 26, 2018

This Proxy Statement and the Annual Report on Form 10-K

are available at http:// www.proxydocs.com/cstr

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

(615) 732-6400

PROXY STATEMENT FOR THE

2018 ANNUAL MEETING OF SHAREHOLDERS

This Definitive Proxy Statement (this “Proxy Statement”) is furnished by CapStar Financial Holdings, Inc., a Tennessee corporation, on behalf of its Board of Directors for use at the 2018 Annual Meeting of Shareholders (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy are first being mailed or made available to shareholders on or about March 19, 2018. When used in this Proxy Statement, the terms “we,” “us,” “our” or the “Company” refer to CapStar Financial Holdings, Inc., and the “Bank” refers to CapStar Bank.

INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held at 9:00 a.m. Central Time on April 26, 2018 at the Envision Conference Center, which is located at 9010 Overlook Boulevard, Brentwood, Tennessee 37027.

What proposals will be voted upon at the Annual Meeting?

There are three proposals scheduled for a vote at the Annual Meeting:

(1)	To elect eleven (11) directors to serve until the 2019 Annual Meeting of Shareholders and until their successors have been duly elected and qualified (Proposal 1);
(2)	To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2); and
(3)	To approve the amendments to the CapStar Financial Holdings, Inc. Stock Incentive Plan (Proposal 3).

As of the date of this Proxy Statement, we are not aware of any additional matters that will be presented for consideration at the Annual Meeting.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

•	“FOR” the election of each of the eleven (11) nominees named herein to serve on the Board of Directors;
•	“FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•	“FOR” the approval of the amendments to the CapStar Financial Holdings, Inc. Stock Incentive Plan.

Will our directors be in attendance at the Annual Meeting?

It is the Company’s policy that all directors attend annual meetings of shareholders.  Accordingly, we expect that all eleven (11) director nominees will be in attendance at the Annual Meeting.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, February 26, 2018 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.  As of the close of business on the Record Date, the Company had 11,560,593 shares of common stock outstanding.

How do I vote?

For Proposal 1 (election of directors), you may either vote “FOR” any of the nominees to the Board of Directors or you may “WITHHOLD” your vote for any nominee that you specify.  For Proposal 2 (ratification of the appointment of Elliott Davis, LLC) and Proposal 3 (approval of the amendments to the CapStar Financial Holdings, Inc. Stock Incentive Plan), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting.  The procedures for voting are set forth below:

Shareholder of Record: Shares Registered Directly in Your Name.  You may vote by completing, signing and dating the proxy card where indicated and mailing the proxy card in the postage paid envelope provided or in person at the Annual Meeting.  You may also vote by giving your proxy authorization over the Internet or by telephone.  Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted.  You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

•	To vote in person, attend the Annual Meeting, and we will provide you with a ballot when you arrive.
•	To give your proxy authorization over the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided on the website.
•	To give your proxy authorization by telephone, dial the toll-free phone number listed on your proxy card using a touch-tone phone and follow the recorded instructions.
•

To vote using a proxy card, complete, sign and date the proxy card and return it promptly in the postage paid envelope provided. If your signed proxy card is received by the close of business on April 25, 2018, then we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent.  If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the proxy materials from that organization rather than from the Company.  As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account.  You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares.  To vote in person at the Annual Meeting, you must obtain a “legal proxy” from your broker, bank or other agent.  To do this, contact your broker, bank or other agent and request a proxy card.

How many votes do I have?

For each proposal to be voted upon, you have one vote for each share of common stock that you own as of the close of business on the Record Date.

What if I return a proxy card but do not make specific choices?

Properly completed and returned proxies will be voted as instructed on the proxy card.  If you are a shareholder of record and you return the signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all eleven (11) director nominees, “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and “FOR” the approval of the amendments to the CapStar Financial Holdings, Inc. Stock Incentive Plan.  If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her discretion.  If any director nominee becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board of Directors may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

If your shares are held by your broker, bank or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares.  Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals.  Under applicable rules of the NASDAQ Global Select Market (“NASDAQ”), Proposal 1 (election of directors) and Proposal 3 (approval of the amendments to the CapStar Financial Holdings, Inc. Stock Incentive Plan) are not “routine” proposals. Conversely, Proposal 2 (ratification of the appointment of Elliott Davis, LLC) is a “routine” proposal.  If a broker, bank, or other agent indicates on a proxy card that it does not have discretionary authority to vote certain shares on a proposal that is not “routine,” then those shares will be treated as broker non-votes.

Can I change my vote?

Yes. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:

•	You may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone;
•	You may submit another properly completed proxy card bearing a later date which is received by the close of business on April 25, 2018;
•

You may send a written notice that you are revoking your proxy.  The notice must be sent to 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Corporate Secretary, and must be received by the close of business on April 25, 2018; or

•

You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person.  However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented at the Annual Meeting.  As of the close of business on the Record Date, there were 11,560,593 shares of voting common stock outstanding and entitled to vote.  Thus, 5,780,297 shares of voting common stock must be represented at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent).  Additionally, “WITHHOLD” votes, abstentions and broker non-votes will also be counted towards the quorum requirement.  If there is no quorum, the Chairman of the Annual Meeting may adjourn the meeting until a later date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting who will separately count (i) “FOR” and “WITHHOLD” votes and broker non-votes for Proposal 1 (election of directors) and (ii) “FOR” and “AGAINST” votes, abstentions and broker non-votes, if any, with respect to Proposal 2 (ratification of the appointment of Elliott Davis, LLC) and Proposal 3 (approval of the amendments to the CapStar Financial Holdings, Inc. Stock Incentive Plan).

How many votes are needed to approve each proposal?

For Proposal 1 (election of directors), if a quorum is present, the vote of a plurality of all of the votes cast at the Annual Meeting is necessary for the election of a director.  Shareholders are not entitled to cumulative voting in the election of our directors.  For purposes of the election of directors, “WITHHOLD” votes and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

For Proposal 2 (ratification of the appointment of Elliott Davis, LLC) and Proposal 3 (approval of the amendments to the CapStar Financial Holdings, Inc. Stock Incentive Plan), if a quorum is present, the affirmative vote of a majority of all of the votes cast at the Annual Meeting is required for approval.  Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

How can I determine the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Within four business days after the conclusion of the Annual Meeting, the Company will file a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) that announces the final voting results.

Who can help answer any questions I may have?

Shareholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy or who desire additional copies of this Proxy Statement or additional proxy cards should contact our Investor Relations department via (i) mail at CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email at ir@capstarbank.com or (iii) phone at (615) 732-6455.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

Our charter and bylaws provide that our Board of Directors will consist of between five and 25 directors, with the precise number being determined by our Board of Directors from time to time.  We currently have eleven directors. In accordance with our bylaws and Tennessee law, our Board of Directors oversees the management of the business and affairs of the Company.  Our directors are elected annually by our shareholders at our annual meetings of shareholders for one-year terms and serve until their successors are duly elected and qualified or until their earlier death, resignation or removal.  Our Board of Directors also serves as the Board of Directors of our wholly-owned bank subsidiary, CapStar Bank.

At the Annual Meeting, eleven persons will be elected to serve on our Board of Directors until the 2019 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.  Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.  There are no family relationships among any of the members of our Board of Directors.

Set forth below is the background and qualifications of each director nominee.

Director Nominees

Dennis C. Bottorff—Chairman of the Board of Directors

Mr. Bottorff, age 73, was one of the founders of CapStar Bank and currently serves as Chairman of our Board of Directors and as a member of the Nominating, Governance and Community Affairs Committee, the Compensation and Human Resources Committee and the Credit Committee. Mr. Bottorff has served on our Board of Directors since 2008.  He is also the Founding General Partner of Council Capital Management, a private equity firm located in Nashville, where he was previously a Managing Partner from 2001 to 2016. Mr. Bottorff began his career in banking in 1968 at the former Commerce Union Bank in Nashville. After serving in numerous positions, including Head of Retail Banking, Strategic Planning, Corporate and International Banking, he was named President in 1981 and Chief Executive Officer shortly thereafter. When Commerce Union Bank merged with Sovran Financial Corporation, or Sovran, in 1987, Mr. Bottorff became Chief Operating Officer of Sovran and moved to Norfolk, Virginia. He continued in this position when Sovran merged with Citizens and Southern Bank in Atlanta. Mr. Bottorff returned to Nashville in 1991 to become Chief Executive Officer of First American National Bank. Following AmSouth’s acquisition of First American National Bank in 1999, Mr. Bottorff served as AmSouth’s chairman of the board until his retirement in January 2001. He has served on numerous corporate boards, including all of the banks at which he was an officer, Dollar General, Shoney’s, Ingram Industries and Tennessee Valley Authority, where he served as Chairman. Presently he is Trustee Emeritus at Vanderbilt University and a director of ANS, LLC. His leadership in the community has included serving as Chairman of the Tennessee Education Lottery Corporation, the United Way, the Nashville Symphony, the Nashville Area Chamber of Commerce, the Titans Advisory Board of Directors, and the Tennessee Performing Arts Center. He received a B.E. degree in electrical engineering from Vanderbilt University and an M.B.A. from Northwestern University. We believe Mr. Bottorff’s extensive leadership and governance experience at regional banks, in private equity and on corporate and non- profit boards gives him valuable insight and enables him to make significant contributions as a member of our Board.

L. Earl Bentz—Director

Mr. Bentz, age 66, was one of the founders of CapStar Bank and currently serves on the Audit Committee and the Credit Committee. Mr. Bentz has served on our Board of Directors since 2008.  Since 1996, he has been President and Chief Executive Officer of Triton Boats, a company he sold to Brunswick Corporation in 2005. Mr. Bentz serves on the board of directors of the Country Music Hall of Fame, and he has formerly served on the boards of the Middle Tennessee Council, Boy Scouts of America, the Tennessee Wildlife Resources Foundation, the National Association of Boat Manufacturers, the National Marine Manufacturers’ Association, the Recreational Boating and Fishing Foundation and the Congressional Sportsman’s Foundation. Mr. Bentz attended Clemson University and participated in continuing education programs in business finance at Vanderbilt University; he has also completed the Dale Carnegie Human Relations courses and training. Mr. Bentz’s business background, which also includes extensive experience in commercial real estate development and start-up companies, gives him valuable insight and enables him to make significant contributions as a member of our board.

Thomas R. Flynn—Director

Mr. Flynn, age 45, serves as Chairman of the Audit Committee and also serves on the Nominating, Governance, and Community Affairs Committee. Mr. Flynn has served on our Board of Directors since 2008.  Mr. Flynn is a director of Flynn Enterprises, LLC, a family owned, multi-national garment manufacturing, sales and distribution company headquartered in Hopkinsville, Kentucky, and serves on the boards of Planters Bank, Hopkinsville, for which he is also a member of the audit committee, and Jennie Stuart Medical Center, a regional hospital that serves Western Kentucky. Mr. Flynn attended Vanderbilt University as a National Merit Scholar, graduating with a bachelor’s degree in English, and subsequently received a law degree from Vanderbilt University Law School. We believe Mr. Flynn’s leadership in manufacturing and experience as a director in banking, healthcare and manufacturing and legal knowledge give him valuable insight and enables him to make significant contributions as a member of our Board.

Julie D. Frist—Vice Chair of the Board of Directors

Mrs. Frist, age 47, was one of the founders of Capstar Bank and serves as Chairman of the Nominating, Governance and Community Affairs Committee and also serves on the Compensation and Human Resources Committee.  Mrs. Frist has served on our Board of Directors since 2008.  After graduating from Yale University, she worked for Goldman Sachs as a financial analyst in its Investment Banking Division (Corporate Finance) and returned to Goldman Sachs to work in its Private Client Group after receiving her M.B.A. from Harvard Business School.  Mrs. Frist later joined Bruckmann, Rosser, Sherrill & Co., a New York-based private equity firm, where she worked until 2000.  Mrs. Frist serves on the Advisory Board of Teach for America – Nashville and is also a member of the Board of Dean’s Advisors at Harvard Business School.  Mrs. Frist is a former board member of St. Paul’s School (Concord, NH), the Ensworth School, the American Red Cross (Nashville chapter), the Oasis Center (Nashville, TN) and the Women’s Fund of the Community Foundation (Nashville, TN). We believe that Mrs. Frist’s educational background, experience in the financial services industry and significant involvement in the national and Nashville non-profit community give her beneficial insight and enable her to make valuable contributions as a member of our Board.

Louis A. Green, III—Director

Mr. Green, age 64, serves on the Audit Committee and the Nominating, Governance and Community Affairs Committee and chairs our Advisory Board for Sumner County, which provides guidance to our management regarding that portion of our market. Mr. Green has served on our Board of Directors since 2012.  He was an incorporator of American Security, which merged with CapStar in July 2012. Mr. Green is General Partner of Green & Little, a real estate investment company, and President of Green-Little Corporation, a real estate management company. He holds partnership interests in several companies investing in industrial, commercial and retail real estate. Mr. Green has served as director of Commerce Union Bank of Sumner County and as an advisory director of NationsBank. He attended the University of Tennessee. We believe Mr. Green’s extensive experience in banking and real estate gives him valuable insight and enables him to make significant contributions as a member of our Board.

Dale W. Polley—Vice Chair of the Board of Directors

Mr. Polley, age 68, serves as Chairman of the Risk Committee and also serves on the Audit Committee. Mr. Polley has served on our Board of Directors since 2011.  He has extensive experience within the financial services industry, having most recently served as Vice Chairman and President of First American Corporation. Before joining First American National Bank in 1991, Mr. Polley was Group Executive Vice President and Treasurer for C&S/Sovran Corporation after holding various executive positions within Sovran before its merger with Citizens and Southern Bank. Mr. Polley joined Sovran from Commerce Union Bank of Nashville, where he was Executive Vice President and Chief Financial Officer. Mr. Polley retired as a Vice Chairman and member of the board of directors of First American Corporation and First American National Bank in 2000. Mr. Polley is a member of Leadership Nashville, the Financial Executives Institute and the Tennessee Society of Certified Public Accountants. He is currently a member of the board of directors and audit committee of HealthStream, Inc., and member of the board of the Franklin American Music City Bowl. He has also served on the board, including the audit and executive committees, of Pinnacle Financial Partners, the board, including the audit committee, of O’Charley’s Inc., and the board of the Nashville branch of the Federal Reserve Bank of Atlanta. Mr. Polley received a bachelor’s degree from the University of Memphis. We believe his long career in leadership positions at regional banks and experience as a director of public companies, including chairing several audit committees, gives him valuable insight and enables him to make significant contributions as a member of our Board.

Stephen B. Smith—Director

Mr. Smith, age 64, serves on the Credit Committee and the Nominating, Governance and Community Affairs Committee. Mr. Smith has served on our Board of Directors since 2008.  He is Chairman of Haury & Smith Contractors, Inc., a building and development company. He is active in the community, having served on the Metropolitan Nashville Planning Commission and the Regional Transit Authority and as Chairman of the Metropolitan Nashville Parks and Recreation board of directors. Mr. Smith served as National Finance Co-Chair for Senator Lamar Alexander’s presidential campaigns in 1996 and 2000, and he achieved Super Ranger status in President George W. Bush’s 2004 campaign. He was National Finance Chairman for Senate Majority Leader Bill Frist’s leadership political action committee, VOLPAC, served as Finance Chairman for Senator Lamar Alexander’s 2008 and 2014 re-election campaigns, and is currently the Finance Chairman for Senator Alexander’s leadership political action committee, TENNPAC. In addition he has served on the boards of the FHLB and Franklin Road Academy, and as director of the First Union National Bank community board. He holds a bachelor’s degree from Middle Tennessee State University.  He serves as Chairman of the Board of Trustees of Middle Tennessee State University, where he received his bachelor’s degree. We believe Mr. Smith’s business experience, banking board service and involvement in the community give him valuable insight and enable him to make significant contributions as a member of our Board.

Richard E. Thornburgh—Director

Mr. Thornburgh, age 65, serves as a member of the Risk Committee and the Compensation and Human Resources Committee. Mr. Thornburgh has served on our Board of Directors since 2008.  He is a member of the investment committee of Corsair Capital LLC, a private equity investment firm with more than $3 billion invested in financial services companies worldwide. Mr. Thornburgh is the Chairman of the board of Credit Suisse Holdings USA, Vice Chairman of the board of Credit Suisse Group AG, a director of S & P Global Inc., and he serves on various committees for these companies. He has previously served as a director of Newstar Financial, Inc., RAI, Inc., Dollar General Corporation and National City Corporation. He has an extensive background in financial services and investment banking.  Mr. Thornburgh also serves on the Investment Committee of the University of Cincinnati and chairs the finance committee of the board of trustees of St. Xavier High School in Cincinnati Ohio. He graduated (cum laude) from the University of Cincinnati and earned an M.B.A. from Harvard Business School.  He also received an honorary doctorate in commercial science from the University of Cincinnati in 2011 and was the William Howard Taft recipient in 2016. We believe Mr. Thornburgh’s extensive knowledge of the financial industry, from community banking to international commercial and investment banking, as well as his service on public company boards, give him valuable insight and enable him to make significant contributions as a member of our Board.  Mr. Thornburgh was nominated by the Corsair funds pursuant to the terms of the SARSA (as defined under the “Certain Relationships and Related Transactions” heading below).

Claire W. Tucker—Director, President and Chief Executive Officer of CapStar Financial Holdings, Inc.

Ms. Tucker, age 65, serves as President and Chief Executive Officer for CapStar Financial Holdings, Inc. Ms. Tucker has served on our Board of Directors since 2008. After raising more than $88 million in start-up capital, a record for a de novo bank in Tennessee, Ms. Tucker led the founding of CapStar in July, 2008, now a $1.3 billion-dollar financial institution. Ms. Tucker began her banking career in 1975 at First American National Bank and advanced to holding the office of president of corporate banking by 1996. When the bank was sold to AmSouth in 1999, she was named Senior Executive VP responsible for all commercial banking activities in six southeastern states and New York. In 2017, Ms. Tucker was appointed to a three year term as a director of the Federal Reserve Bank, Nashville Branch. She previously served a two 3-year term on the Sixth Federal Reserve District's Community Depository Institutions Advisory Council, (CDIAC).  Ms. Tucker is a board member of Belmont University, Nashville Area Chamber of Commerce, the Entrepreneur Center, and Tennessee Performing Arts Center (TPAC).  She recently chaired the board of the Tennessee Performing Arts Center (TPAC) and has chaired the boards of the Nashville Ballet, Nashville's Table, St. Luke's Community House, Tennessee Wesleyan College and others. A graduate of the Leadership Nashville class of 1996, she is a graduate of Tennessee Wesleyan College and the Stonier Graduate School of Banking at Rutgers University. We believe Ms. Tucker's experience as a long-time commercial banker coupled with leadership roles on private and non-profit boards give her valuable insight and enable her to make significant contributions as a member of our Board.

James S. Turner, Jr.—Director

Mr. Turner, age 47, serves as Chairman of the Credit Committee and also serves on the Risk Committee. Mr. Turner has served on our Board of Directors since 2008.  He joined Marketstreet Enterprises in 1999 and has served as the Managing Director since 2007. Mr. Turner has been a member of the board of directors of the Farmers National Bank Financial Corporation in Scottsville, Kentucky, for more than 15 years. He also serves on the boards of Cumberland Heights, the Nashville Downtown Partnership Board and the Frist Center for the Visual Arts. He received his bachelor’s degree from Vanderbilt University and his law degree from Vanderbilt University Law School. We believe Mr. Turner’s experience in and knowledge of the commercial real estate industry, his community banking board service, as well as his investment and legal knowledge, give him significant insight and enable him to make significant contributions as a member of our Board.

Toby S. Wilt—Director

Mr. Wilt, age 73, was one of the founders of CapStar Bank and serves as Chairman of the Compensation and Human Resources Committee and member of the Audit Committee. He has served on our Board of Directors since 2008.  Mr. Wilt has nearly four decades of experience in the banking industry. Mr. Wilt is a retired, non-practicing certified public accountant, who is no longer affiliated with the Tennessee or AICPA associations.  He practiced accountancy with Ernst & Ernst in the 1970s.  He has previously served on the boards of directors of banks and public companies including C&S/Sovran Corporation, Commerce Union Bank, Outback Steakhouse and Genesco Inc. Mr. Wilt currently serves as President of TSW Investment Company, Founding President of Golf Club of Tennessee, and Chairman of the board of Christie Cookie Company. Mr. Wilt is also a former board member of First American National Bank. He earned a B.E. in civil engineering from Vanderbilt University and is a former pilot in the United States Air Force. We believe Mr. Wilt’s significant experience in banking and as a director of banks and public companies, including his service on audit and human resource committees, gives him valuable insight and enables him to make significant contributions as a member of our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE NAMED ABOVE.

CORPORATE GOVERNANCE

Overview

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace.  We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company.  To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other public companies.  We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board of Directors determines that it would benefit us and our shareholders.

In this section, we describe the roles and responsibilities of our Board of Directors and its committees and describe our corporate governance policies, procedures and related-documents.  All of our Board of Directors’ committees have written charters, which can be found on our Investor Relations webpage under the tab entitled “Corporate Governance - Documents & Charters” at www.ir.capstarbank.com.  We will also provide a copy of any committee charter, our Corporate Governance Guidelines or our Code of Ethics and Conflicts of Interest Policy without charge upon written request sent to 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations.  Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement.

Director Independence

NASDAQ rules require that independent directors comprise a majority of our Board of Directors.  In addition, NASDAQ rules, as well as those of the SEC, impose several other requirements with respect to the independence of our directors.  Accordingly, our Board of Directors has evaluated the independence of its members based upon the rules of NASDAQ and the SEC.  Applying these standards, our Board of Directors has affirmatively determined that, with the exception of Ms. Tucker, each of our current directors is an independent director, as defined under the applicable rules.  Our Board of Directors determined that Ms. Tucker does not qualify as an independent director because she is an executive officer of the Company.

Board Meetings and Attendance

The Board of Directors meets at least quarterly at regularly scheduled meetings. Directors are expected to attend and participate in all meetings, including the Company’s annual meetings of shareholders, and must be willing to devote sufficient time, energy and attention to properly discharging their duties and responsibilities to the Company and the Board effectively.  Ten of our eleven directors attended the 2017 Annual Meeting of Shareholders.  We expect all of our directors to attend at least 75% of the total number of Board meetings and the total number of meetings of committees on which such Director serves during a fiscal year.  Nomination for re-election is subject to the recommendation of the Nominating, Governance and Community Affairs Committee, which may consider exceptions to our attendance policy for excusable absences.

Independent directors meet in executive session at each Board meeting, with no members of management and no non-independent directors present.  Mr. Bottorff, the Chairman of the Board, presides at all executive sessions of independent directors.

During 2017, the Board of Directors met on ten occasions.  In 2017, each director attended at least 75% of the total of all meetings of the Board of Directors and committees of the Board of Directors on which he or she served during the period in which he or she served.

Committees of our Board of Directors

Our Board of Directors maintains the authority to appoint committees to perform certain management and administrative functions.  Our Board of Directors has established five permanent committees: the Audit Committee, the Nominating, Governance and Community Affairs Committee, the Compensation and Human Resources Committee, the Credit Committee and the Risk Committee.  These committees of our Board of Directors also perform the same functions for the Bank.  Our Board of Directors has adopted written charters for each of these committees.  As necessary from time to time, special committees may be established by our Board of Directors to address certain issues.  The following table shows the current composition of each of the committees of our Board of Directors and the number of times each committee met during 2017:

Name	Audit	Nominating, Governance and Community Affairs	Compensation and Human Resources	Credit	Risk
Dennis C. Bottorff		X	X	X
L. Earl Bentz	X			X
Thomas R. Flynn	X*	X
Julie D. Frist		X*	X
Louis A. Green III	X	X
Dale W. Polley	X				X*
Stephen B. Smith		X		X
Richard E. Thornburgh			X		X
Claire W. Tucker				X	X
James S. Turner, Jr.				X*	X
Toby S. Wilt			X*	X
Number of Meetings in 2017	11	3	7	8	8

*	Committee Chair

Audit Committee

Our Audit Committee consists of Messrs. Flynn (Committee Chair), Bentz, Green and Polley. Our Audit Committee charter requires that our Audit Committee be comprised entirely of independent directors.  The committee is responsible for, among other things: monitoring the integrity of, and assessing the adequacy of, our financial statements, the financial reporting process and our system of internal accounting and financial controls; assisting our Board of Directors in ensuring compliance with laws, regulations, policies and procedures; selecting our independent registered public accounting firm and assessing its qualifications, independence and performance; monitoring the internal audit function; reviewing and, if appropriate, pre-approving all auditing and permissible non-audit services performed by the independent public accounting firm; and reviewing and, if appropriate, approving related party transactions other than those subject to Regulation O.  At least once per year, our Audit Committee meets privately with each of our independent registered public accounting firm, management and our internal auditors.

Our Board of Directors has affirmatively determined that each of Messrs. Flynn, Bentz, Green and Polley satisfies the requirements for independence as an audit committee member and that all satisfy the requirements for financial literacy under the rules and regulations of NASDAQ and the SEC.  Each of Messrs. Bentz, Flynn, and Polley qualify as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of NASDAQ.

Compensation and Human Resources Committee

Our Compensation and Human Resources Committee consists of Messrs. Wilt (Committee Chair), Bottorff and Thornburgh, and Mrs. Frist, each of whom is a nonemployee member of our Board of Directors.  Our Compensation and Human Resources Committee charter requires that our Compensation and Human Resources Committee be comprised entirely of independent directors.  The committee is responsible for, among other things, reviewing and approving compensation arrangements with our Chief Executive Officer and other executive officers; advising management with respect to compensation, including equity and non-equity incentives; making recommendations to the Board of Directors regarding our overall equity-based incentive programs; and administering a performance review process for, and, in collaboration with the Nominating, Governance and Community Affairs Committee, periodically reviewing the succession plan for the Chief Executive Officer and other executive officers. In addition, the committee annually reviews corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and recommends compensation levels to the Board of Directors based on this evaluation.  See “Executive Compensation – Narrative Discussion of Summary Compensation Table - Compensation0” for more information.

Our Board of Directors has determined that each member of our Compensation and Human Resources Committee meets the requirements for independence under the rules and regulations of NASDAQ and the SEC, [and qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code,]1 and as a “non-employee director” for purposes of Rule 16b‑3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating, Governance and Community Affairs Committee

Our Nominating, Governance and Community Affairs Committee consists of Mrs. Frist (Committee Chair) and Messrs. Bottorff, Flynn, Green, and Smith. Our Nominating, Governance and Community Affairs Committee charter requires that our Nominating, Governance and Community Affairs Committee be comprised entirely of independent directors.  The committee is responsible for, among other things, identifying and recommending to our Board of Directors qualified individuals to become directors; nominating candidates for election to our Board of Directors to fill vacancies that occur between annual meetings of shareholders; in collaboration with the Compensation and Human Resources Committee, periodically reviewing the succession plan for the Chief Executive Officer and other executive officers; advising our Board of Directors with respect to the roles and composition of committees; overseeing the evaluation of our Board of Directors; assisting our Board of Directors in establishing and maintaining effective corporate governance practices; annually evaluating our Board and committees and providing recommendations to help them function more effectively; and establishing and overseeing a compliance risk program that enables the Company to manage compliance risks related to regulatory and internal and external oversight such as the Community Reinvestment Act, fair lending and similar consumer regulations.

Our Board of Directors has determined that each member of our Nominating, Governance and Community Affairs Committee meets the requirements for independence under the rules and regulations of NASDAQ and the SEC.

Credit Committee

Our Credit Committee consists of Messrs. Turner (Committee Chair), Bentz, Bottorff, Smith, Wilt, and Ms. Tucker. The charter of our Credit Committee provides that a majority of the members of the committee must be independent.  The Credit Committee is responsible for, among other things, monitoring the management of our assets, with a primary focus on loans, other real estate owned, and other customer-related assets; reviewing and monitoring compliance with our Loan and Credit Administration Policy; ensuring review of each criticized and classified loan; reviewing charge-offs and recoveries; monitoring exceptions to loan policies, collateral and financial statements; ensuring that extensions of credit to directors, executive officers and their affiliates are in compliance with law and reviewing loans subject to Regulation O, and, to the extent required by Regulation O and where appropriate, recommending approval of such loans by the full Board; and reviewing progress with respect to management’s goals for improvements in credit quality.

Risk Committee

Our Risk Committee consists of Mr. Polley (Committee Chair), Mr. Thornburgh, Ms. Tucker and Mr. Turner .  The charter of our Risk Committee provides that a majority of the members of each committee must be independent.  This committee is responsible for, among other things, assisting our Board of Directors in its oversight of our enterprise risk management governance and processes and for reviewing and approving the risk parameters to be used by management in operation of the Company.  Additionally, its roles include capital management; providing oversight of asset liability management processes; reviewing the strategic plan and budget before their presentation to the full Board; reviewing our insurance risk management program; ensuring that our internal policies, procedures and guidelines are appropriate to manage risk; monitoring interest rate risk management; and approving our asset/liability and investment policies.

Board and Committee Self-Evaluations

The Board of Directors conducts annual self-evaluations and completes questionnaires to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively.  The Nominating, Governance and Community Affairs Committee oversees this annual review process and, through its chairman, discusses the input with the full Board.  In addition, each committee reviews annually the qualifications and effectiveness of that committee and its members.  Each year the Board also reviews the Company’s governance documents and modifies them as appropriate.  These documents include the charters for each Board committee, our Corporate Governance Guidelines, our Code of Ethics and Conflicts of Interest Policy and other key policies and practices.

The Company, the Board of Directors and each of the Board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities under our Corporate Governance Guidelines and Code of Ethics and Conflicts of Interest Policy with the intention of maintaining full compliance with all applicable corporate governance requirements.

Board Leadership Structure

Our Corporate Governance Guidelines provide for separation of the roles of Chief Executive Officer and Chairman of our Board of Directors, a structure which our Board of Directors has determined is in the best interests of our shareholders at this time. Mr. Bottorff serves as Chairman of the Board of Directors and Ms. Tucker serves as our President and Chief Executive Officer. Ms. Tucker also serves as a member of our Board of Directors.

The Board of Directors has determined that our bifurcated leadership structure is appropriate for the Company and our shareholders because it (i) enables Ms. Tucker to focus directly upon identifying and developing corporate priorities, executing our business plan and providing daily leadership while concurrently ensuring that Ms. Tucker and her intimate knowledge of our Company and of the banking industry generally remain as an invaluable resource to our Board of Directors and (ii) assists Mr. Bottorff in fulfilling his duties of overseeing the implementation of our strategic initiatives, facilitating the flow of information between the Board of Directors and management and fostering executive officer accountability.

Role of the Board of Directors in Risk Oversight

The Board of Directors has an active role, as a whole and at the committee level, in the Company’s risk oversight process.  The Board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.  At the committee level, (i) the Audit Committee oversees management of accounting, financial and legal risks; (ii) the Compensation and Human Resources Committee oversees the management of risks relating to the Company’s executive compensation program as well as compensation matters involving all employees and the Company’s directors; (iii) the Nominating, Governance and Community Affairs Committee manages risks associated with the independence of the members of the Board of Directors and potential conflicts of interest and certain regulatory risks; (iv) the Credit Committee manages risks associated with the Company’s credit risk management; and (v) our Risk Committee is specifically tasked with helping our Board of Directors execute its risk management objectives by overseeing an enterprise-wide approach to risk management, which is structured to achieve our strategic objectives, improve our long-term performance and support growth in shareholder value.

Although each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire Board of Directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks.  In addition, appropriate committees of the Board of Directors receive reports from senior management within the organization to enable the Board to understand risk identification, risk management and risk mitigation strategies.  When a committee receives such a report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board of Directors’ meeting.  This enables the Board and its committees to coordinate the risk oversight role.

Service Limitations on Other Boards of Directors

Our Corporate Governance Guidelines require that directors should not serve on more than four other boards of public companies (or private, not-for-profit or service organization boards that are deemed by the Board to be equivalent) in addition to our Board.  The Nominating, Governance and Community Affairs Committee may, in its discretion, grant exceptions to this limit on a case-by-case basis.

Director Nominations

Overview.  Pursuant to its charter, the Nominating, Governance and Community Affairs Committee is responsible for the process relating to director nominations, including identifying, reviewing and selecting individuals who may be nominated for election to the Board of Directors.  The Nominating, Governance and Community Affairs Committee considers nominees to serve as directors of the Company and recommends such persons to the Board of Directors.  The Nominating, Governance and Community Affairs Committee also considers director candidates recommended by shareholders in accordance with the Company Bylaws and provides a process for receipt and consideration of any such recommendations.  In approving candidates for election as director, the Nominating, Governance and Community Affairs Committee also seeks to ensure that the Board of Directors and its committees will satisfy all applicable requirements of the federal securities laws and the corporate governance requirements for NASDAQ-listed issuers.

Committee Selection Process.  The Nominating, Governance and Community Affairs Committee regularly assesses the mix of skills and industries currently represented on our Board of Directors, whether any vacancies on the Board of Directors are expected due to retirement or otherwise, the skills represented by retiring directors, and additional skills highlighted during the self-assessment process that could improve the overall quality and ability of the Board of Directors to carry out its functions.

The Nominating, Governance and Community Affairs Committee and the Board do not believe the Company should establish term or age limits for its directors. Although such limits could help ensure that there are fresh ideas and viewpoints available to the Board of Directors, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board of Directors as a whole. As an alternative to term or age limits, the Nominating, Governance and Community Affairs Committee reviews each director’s continuation on the Board of Directors every year. This review includes the analysis of the Nominating, Governance and Community Affairs Committee regarding each director’s independence and whether any director has had a significant change in his or her business or professional circumstances during the past year.

Prior to completing its recommendation to the Board of Directors of nominees for election, the Nominating, Governance and Community Affairs Committee requires each potential candidate to complete a director’s and executive officer’s questionnaire and a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating, Governance and Community Affairs Committee will also consider such other relevant factors as it deems appropriate. After completing this evaluation, the Nominating, Governance and Community Affairs Committee will make a recommendation to the Board of Directors of the persons who should be nominated, and the Board of Directors will then determine the nominees after considering the recommendations of the Committee.

Criteria for Director Nominees.  In identifying, reviewing and selecting potential nominees for director, the Nominating, Governance and Community Affairs Committee considers individuals from various disciplines and diverse backgrounds.  Although the Company has no formal policy addressing diversity, the Nominating, Governance and Community Affairs Committee and Board of Directors believe that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Accordingly, pursuant to its charter and our Corporate Governance Guidelines, the Nominating, Governance and Community Affairs Committee considers in its identification, review and selection of potential director nominees various criteria, including individual integrity, education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships, knowledge and experience in matters impacting financial intuitions, and the ability of the individual to devote the necessary time to serving on a board.  When re-nominating incumbent directors, the Nominating, Governance and Community Affairs Committee considers the individuals contributions, including the value of his or her experience as a director of the Company, the availability of new director candidates who may offer unique contributions, and the Company’s changing needs.

Procedure to be Followed by Shareholders.  On an ongoing basis, the Nominating, Governance and Community Affairs Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, shareholders and other resources (including individuals seeking to join the Board).  Shareholders who wish to recommend candidates may contact the Nominating, Governance and Community Affairs Committee in the manner described below under “—Communications with the Board of Directors and Committees.” All candidates are required to meet the criteria outlined above, as well as the director independence and other standards set forth in our Corporate Governance Guidelines and other governing documents, as applicable, as determined by the Nominating, Governance and Community Affairs Committee in its sole discretion.

Shareholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Additional Information — How and when may I submit a shareholder proposal for the 2019 Annual Meeting of Shareholders?” The Nominating, Governance and Community Affairs Committee strives to evaluate all prospective nominees to the Board of Directors in the same manner and in accordance with the same procedures, without regard to whether the prospective nominee is recommended by a shareholder, the Nominating, Governance and Community Affairs Committee, another board member or members of management.  However, the Nominating, Governance and Community Affairs Committee may request additional steps in connection with the evaluation of candidates submitted by shareholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management. The Nominating, Governance and Community Affairs Committee will conduct the same analysis that it conducts with respect to its director nominees for any director nominations properly submitted by a shareholder and, as a result of that process, will decide whether to recommend a candidate for consideration by the full Board.

Independent Compensation Consultant

To facilitate the fulfillment of its duties, the Compensation and Human Resources Committee has sole authority to retain outside advisors, including compensation consultants, to assist the Compensation and Human Resources Committee with executive compensation matters. The Compensation and Human Resources Committee has sole authority to approve the fees and retention terms of any such advisors or consultants. During 2017, the Compensation and Human Resources Committee engaged Blanchard Consulting Group (“Blanchard”) as its independent compensation consultant to review of the Company’s executive compensation program for 2017.  Blanchard also provided advice and information on other executive compensation matters, including executive pay components, prevailing market practices, and relevant legal and regulatory requirements.

The Compensation and Human Resources Committee considered whether there were any conflicts of interest created by its engagement of Blanchard to provide compensation consulting services in 2017. Its consideration focused on (i) the fact that Blanchard does not provide any services to the Company other than compensation consulting services to the Compensation and Human Resources Committee, (ii) the conflicts of interest policies and procedures of the Company and of Blanchard, (iii) the lack of any relationships between Blanchard and members of our Board of Directors, (iv) our common stock that is owned by Blanchard and its employees and (v) the lack of any relationships between Blanchard and any of our executive officers. Based on this assessment, the Compensation and Human Resources Committee concluded that no conflicts of interest existed with respect to Blanchard or its engagement by the Compensation and Human Resources Committee.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines, which, in conjunction with our committee charters and Board Supervision Policy, set forth the framework within which our Board of Directors, assisted by Board committees, direct the affairs of the Company.  Our Corporate Governance Guidelines address, among other things, the composition and functions of our Board of Directors, director independence, compensation of directors, management succession and review, Board committees, Board  of Directors and committee evaluation processes and selection of new directors.  The Board of Directors believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance.

Code of Conduct

Our Board of Directors has adopted a Code of Ethics and Conflicts of Interest Policy(the “Code of Ethics”) governing all of our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and other employees.  The Code of Ethics covers compliance with law, fair and honest dealings with us, with competitors and with others, fair and honest disclosure to the public, conflicts of interest, and procedures for ensuring accountability and adherence to the Code of Ethics.  We expect that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by NASDAQ.

Certain Relationships

There are no family relationships between any of our directors, executive officers or persons nominated to become a director or executive officer.  Mr. Thornburgh was appointed as a director pursuant to the terms of the SARSA (as defined under the “Certain Relationships and Related Transactions” heading below) among us, the Bank, the Corsair funds, North Dakota Investors, LLC, L. Earl Bentz, Dennis C. Bottorff, GSD Family Investments, LLC, Julie D. Frist, James S. Turner, Toby S. Wilt, and Thomas R. Flynn.  Although North Dakota Investors, LLC converted all of its warrants and shares of Series A preferred stock into shares of our common stock immediately prior to our initial public offering and thereafter sold all of its shares of common stock in our initial public offering, it continues to be bound by certain terms of the SARSA. In this Proxy Statement, the Corsair funds and North Dakota Investors, LLC will be referred to as the Corsair investors, and the remaining shareholders party to the SARSA will be referred to as the non-Corsair investors.  See “Certain Relationships and Related Party Transactions-Second Amended and Restated Shareholders’ Agreement.”

Compensation Committee Interlocks and Insider Participation

No member of our Compensation and Human Resources Committee (i) is or has ever been an employee of the Company or our Bank, (ii) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related Party Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.

Communications with the Board of Directors and Committees

We have established procedures for shareholders or other interested parties to communicate directly with our Board of Directors or with a committee of the Board of Directors.  Such parties can contact our Board of Directors, a committee or a specific director by sending written correspondence by mail to:

CapStar Financial Holdings, Inc.

Attention: Corporate Secretary

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

The Corporate Secretary is responsible for reviewing all communications addressed to our Board of Directors, any committee or any specific director to determine whether such communications require Board, committee or personal review, response or action.  Generally, the Corporate Secretary will not forward to the Board of Directors, any committee or any specific director any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics.  If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board of Directors, any committee or any specific director, then the Secretary will immediately send a copy of such communication to each director serving on the Board, the applicable committee or the applicable director.

Executive Officers

Our Nominating, Governance and Community Affairs Committee annually makes recommendations to our Board of Directors concerning the appointment or re-appointment of certain officers of the Company and CapStar Bank, including the Chief Executive Officer and Chief Administrative Officer of each.

Set forth below is background information regarding each of our executive officers, other than Ms. Tucker whose biography is set forth above under the caption “Election of Directors —Director Nominees.”  There are no family relationships among any of our executive officers.

Executive Officers

Robert B. Anderson—Chief Financial Officer and Chief Administrative Officer, CapStar Financial Holdings, Inc. and CapStar Bank

Mr. Anderson, age 52, is Chief Financial Officer and Chief Administrative Officer for CapStar Financial Holdings, Inc. and CapStar Bank. He joined the Bank in December 2012 and brings more than two decades of leadership experience in the financial sector. Mr. Anderson spent several years with Bank of America and held several different roles, including as Chief Financial Officer of the business banking segment. Additionally, Mr. Anderson was Chief Financial Officer for Capital One’s Commercial Bank. Mr. Anderson earned a bachelor’s degree in accounting from The Ohio State University and an M.B.A. in finance from Pepperdine University, and he is a certified public accountant (inactive). He is a graduate of the University of Virginia’s Darden School of Business executive education series.

Dandridge W. Hogan—Chief Executive Officer, CapStar Bank

Mr. Hogan, age 56, is the Chief Executive Officer for CapStar Bank, and joined the Bank in December 2012. Mr. Hogan began his career in 1985 as a management trainee with National Bank of Commerce in Memphis, Tennessee. He held numerous leadership positions at National Bank of Commerce in retail and commercial banking, including Regional President when National Bank of Commerce was sold to SunTrust Banks, Inc. in 2004.  Mr. Hogan joined Fifth Third Bank in 2005 as President and Chief Executive Officer of Fifth Third Bank’s Tennessee operations.  He remained with Fifth Third Bank until 2012, and during that time he was promoted to Regional President and Affiliate Chairman for Fifth Third Bank and assumed responsibility for its banking operations in Kentucky and Tennessee and its expansion into Georgia.  Mr. Hogan is a former member of the board of directors of the Nashville Branch of the Federal Reserve Bank of Atlanta.  He currently serves on the boards of the Nashville Sports Council, Nashville Downtown Partnership and Habitat for Humanity.  In addition, he is a member of the Downtown Nashville Rotary Club and completed Leadership Nashville in 2006 and Leadership Knoxville in 1999.  Mr. Hogan received a bachelor’s degree in finance and banking from the University of Arkansas and graduated from the Graduate Banking School of the South at Louisiana State University.

Christopher G. Tietz—Chief Credit Officer, CapStar Bank

Mr. Tietz, age 55, was hired as Chief Credit Officer of CapStar Bank in March 2016. Mr. Tietz has over 31 years of banking experience starting as a trainee of First American National Bank in Nashville in 1985 and rising to the position of Executive Vice President and Regional Senior Credit Officer for First American’s West Tennessee Region including oversight of credit functions for private banking, business banking, middle-market, and corporate banking functions.  Subsequent to his positions at First American, Mr. Tietz held various Chief Credit Officer roles at banks in the Midwest including at First Place Bank in Ohio from 2011 to 2012. From 2012 to 2016 he was Chief Credit Officer of FSG Bank in Chattanooga, Tennessee.  His experience includes capital raising activities, asset quality resolution, development of lending initiatives to achieve quality asset growth, and management and resolution of regulatory actions.  Mr. Tietz holds a bachelor’s degree from the University of Alabama.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Banking Transactions

Our Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers, principal shareholders and their affiliates including corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of 10% percent or more.  These loans have all been made in the ordinary course of our business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to us.  Further, such loans are and will be subject to the policies and procedures regarding related party transactions discussed below, and they do not present us with more than the normal risk of uncollectability or other unfavorable characteristics. Second Amended and Restated Shareholders’ Agreement

On August 22, 2016, we entered into the Second Amended and Restated Shareholders’ Agreement (the “SARSA”) with the Corsair investors and the non-Corsair investors.  As of February 26, 2018, the aggregate beneficial ownership of our Company that is held by shareholders that are party to the SARSA is approximately 31.3%.

Other than with respect to registration rights and rights and obligations with respect to indemnification, the SARSA will remain in effect until June 30, 2018 unless earlier terminated by the Corsair investors and the non-Corsair investors.  The registration rights of each Requesting Shareholder (as defined below) will terminate when the Requesting Shareholder no longer holds any registrable securities.  In addition, if we exercise any postponement right afforded by the SARSA, the period of time during which Requesting Shareholders may exercise their registration rights will be extended for a period of time equal to the duration of the postponement period.  The rights and obligations of the parties to the SARSA regarding indemnification will survive termination of the SARSA indefinitely.

Right to Nominate Director

The SARSA permits the Corsair funds to recommend one nominee to the Nominating, Governance and Community Affairs Committee of the Boards of Directors of the Company and our Bank for election to such Boards, subject to any required regulatory and shareholder approvals. To the extent that the non-Corsair investors are members of the Nominating, Governance and Community Affairs Committee of such Boards, they have agreed to consider in good faith this recommendation and not to unreasonably withhold their approval or recommendation of the nominee to these Boards of Directors.  All shareholders party to the SARSA have further agreed to vote their shares to elect such nominee upon recommendation by the Nominating, Governance and Community Affairs Committee of the Company and our Bank and approval by the Boards of Directors and all applicable regulatory authorities (if necessary).  Currently, Mr. Thornburgh serves on our Board of Directors pursuant to this arrangement.  This right of the Corsair funds will terminate upon the occurrence of any of the following: termination of the SARSA, a change of control in the Company or the transfer by the Corsair funds of more than 75% of the securities held by them as of February 5, 2016 to a person or persons not related to the Corsair investors.

Registration Rights

The SARSA provides “demand” registration rights to (i) the Corsair funds and (ii) those shareholders, other than the Corsair funds, that hold, individually or in the aggregate, at least 500,000 shares of registrable securities (the “Other Requesting Shareholders”).  We refer to the Corsair funds and the Other Requesting Shareholders as the “Requesting Shareholders”.

With respect to demand registration rights, the Corsair funds and the Other Requesting Shareholders each have the one-time right to demand that we register for sale on a registration statement on Form S-1 all or at least 500,000 shares of their registrable securities.  In addition, the Corsair funds have three rights and the Other Requesting Shareholders have two rights to demand that we register for sale on a registration statement on Form S-3 all or at least 500,000 shares of their registrable securities.  If we are eligible to use a registration statement on Form S-3 to sell registrable securities on a delayed or continuous basis in accordance with Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), the Requesting Shareholders may require that such registration statement be a shelf registration statement on Form S-3. Moreover, notwithstanding the exhaustion of their demand registration rights, the Corsair funds and the Other Requesting Shareholders each have the one-time right to demand that we register for resale on a shelf registration statement on Form S-3 all of their then remaining registrable securities in the case of the Corsair funds or at least 500,000 shares of registrable securities in the case of the Other Requesting Shareholders.  The Corsair funds have three rights and the Other Requesting Shareholders have two rights to require that we conduct follow-on offerings from any such shelf registration statement, provided, in each case, that the aggregate market value of any shares offered in a follow-on offering is at least $5 million.  If we are eligible to use a shelf registration statement on Form S-3 and we are also a “well known seasoned issuer” as defined in Rule 405 of the Securities Act, we and the Other Requesting Shareholders, as applicable, may elect, in connection with a demand registration, to register an unspecified number of shares of our capital stock on such registration statement to be sold by us or the Other Requesting Shareholders, as applicable.

Within ten days of our receipt of a demand registration request from the Requesting Shareholders, we must provide notice of the demand registration to all other shareholders that are parties to the SARSA to allow such shareholders to register their registrable securities on such registration statement relating to the demand registration.

We will be required to pay the expenses associated with the demand registrations described above, even if the registration is not completed, unless the demand registration is withdrawn by the Requesting Shareholders which, in connection with such withdrawal, also agree to reimburse us for all associated expenses.

The SARSA also provides all shareholders that are parties thereto with “piggyback” registration rights.

With respect to piggyback registration rights, we may register for sale under the Securities Act our capital stock or other securities that are convertible into our capital stock, whether or not for our own account.  If we elect to register our capital stock or other securities that are convertible into our capital stock, then, at least 45 business days prior to the anticipated filing date of the registration statement relating to the piggyback registration, we must provide notice of the registration to all shareholders party thereto to allow such shareholders to register securities of the same class or series on such registration statement relating to the piggyback registration.

If a piggyback registration involves an underwritten public offering of registrable securities, such as our initial public offering (the “IPO”), (a) all shareholders requesting to be included in the registration statement must sell their registrable securities to the underwriters selected by us on the same terms and conditions as are applicable to us and (b) if, at any time after giving notice of our intention to conduct a piggyback registration but prior to the effective date of the registration statement filed in connection with such piggyback registration, we determine for any reason not to register such securities, we must give notice to all shareholders and, thereafter, we will be relieved of our obligation to register any registrable Securities in connection with such piggyback registration.  We will be required to pay for all piggyback registration expenses, even if the registration is not completed.

Right to Receive Financial and Other Information

The SARSA provides the Corsair investors with rights to receive certain financial reports and other information about the Company.

The foregoing description of the SARSA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SARSA, which is filed as an exhibit to the Company’s registration statement on Form S-1 (File No. 333-213367), filed with the SEC on August 29, 2016, and is incorporated herein by reference in its entirety.

Passivity Commitments

The Corsair investors have each provided a set of passivity commitments to the Federal Reserve in connection with their initial investments in us.  These passivity commitments include, among other things, limitations on the ability of such investors to conduct transactions with us or our affiliates.  These passivity commitments also include the agreement of each of these investors not to, without the prior approval of the Federal Reserve, among other things, exercise or attempt to exercise a controlling influence over our management or policies, have or seek to have more than one representative serve on our Board of Directors or permit any representative to serve as the chairman of our Board of Directors or any committee thereof.

Lease of Corporate Headquarters

As of the date of this Proxy Statement, we understand that one of our principal shareholders, Mr. Gaylon Lawrence or his affiliates, who acquired a greater than 5% interest in the Company in August 2017, have an economic interest in the lease of our corporate headquarters located at 1201 Demonbreun Street, Suite 700, Nashville, Tennessee via their direct or indirect ownership in the landlord entity.  However, as of the date of this Proxy Statement, we have been unable to ascertain the extent of the ownership of Mr. Lawrence or his affiliates in the landlord entity, and, therefore, we are unable to approximate the dollar value of the interest of Mr. Lawrence or his affiliates in the lease and whether such amount is material.  Mr. Lawrence or his affiliates were not 5% or greater shareholders at the commencement of our lease in March 2017.  During the fiscal year ended December 31, 2017, the Company paid the landlord entity approximately $625,546 in the aggregate in rent pursuant to the terms of the lease.

Policies and Procedures Regarding Related Party Transactions

Transactions by the Company with affiliates and insiders are subject to regulatory requirements and restrictions as well as our own policies and procedures.  These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by our Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by our Bank to its executive officers, directors, and principal shareholders).  We have adopted policies to comply with these regulatory requirements and restrictions, including provisions in our Loan and Credit Administration Policy that place restrictions on the Bank with respect to loans to our executive officers, directors and principal shareholders.  Pursuant to its charter, our Credit Committee is responsible for ensuring that extensions of credit to directors, executive officers and their affiliates comply with all applicable law, reviewing loans that are subject to Regulation O and, if required by Regulation O and where appropriate, recommending such loans to the full Board of Directors for approval.  Our Audit Committee approves all related party transactions that are not subject to Regulation O.

In addition, our Board of Directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and NASDAQ concerning related party transactions. Related party transactions, for purposes of the requirements of the SEC and NASDAQ, are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest.  Our related parties include our directors (including nominees for election as directors), executive officers, 5% or greater shareholders and the immediate family members of these persons. Our Chief Financial Officer, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy.  If so, the transaction will be referred to our Audit Committee or, if such transaction is a loan subject to Regulation O, our Credit Committee.  In determining whether to approve a related party transaction, our Audit Committee or Credit Committee, as applicable, will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director, executive officer or 5% or greater shareholder, taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair a director’s independence, the acceptability of the transaction to our regulators and the potential violations of other company policies. Our Related Party Transactions Policy is available on our website at www.ir.capstarbank.com, as an annex to our Corporate Governance Guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of February 26, 2018 by:

•	each shareholder known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
5% Shareholders Who Are Not Directors
Corsair III Financial Services Capital Partners, L.P. (3)	1,543,361	13.2%
Gaylon M. Lawrence, Jr. (4)	1,156,675	9.9
GSD Family Investments, LLC (5)	656,397	5.6
Directors
L. Earl Bentz (6)	228,811	2.0
Dennis C. Bottorff (7)	232,991	2.0
Thomas R. Flynn (8)	119,181	1.0
Julie D. Frist (9)	236,028	2.0
Louis A. Green, III (10)	110,611	*
Dale W. Polley (11)	33,068	*
Stephen B. Smith (12)	44,760	*
Richard E. Thornburgh (13)	17,023	*
Claire W. Tucker (14)	221,172	1.9
James S. Turner, Jr. (15)	277,245	2.4
Toby S. Wilt (16)	368,862	3.2
Executive Officers Who Are Not Directors
Dandridge W. Hogan (17)	95,295	*
Robert B. Anderson (18)	107,790	*
Christopher G. Tietz (19)	19,600	*
Directors and Executive Officers as a Group (14 persons)

*	Indicates one percent or less.
(1)	Unless otherwise noted, the address for each shareholder listed in the table above is: c/o CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203.
(2)

We have determined beneficial ownership in accordance with the rules of the SEC.  These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities.  A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement.  Except as disclosed in the footnotes to this table and subject to applicable community property laws, to our knowledge, each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

(3)

The indicated ownership is based solely upon a Schedule 13G filed with the SEC by the beneficial owner on February 14, 2018 reporting beneficial ownership as of December 31, 2017.  Includes (i) 507,748 shares of our common stock, 836,838 shares of our Series A preferred stock convertible into an equal number of shares of common stock and 238,267 shares of our common stock convertible into an equal number of shares of common stock that are owned by Corsair III Financial Services Capital Partners, L.P. and (ii) 25,004 shares of our common stock, 41,210 shares of our Series A preferred stock convertible into an equal number of shares of common stock and 6,221 shares of our non-voting common stock convertible into an equal number of shares of common stock that are owned by Corsair III Financial Services Offshore 892 Partners, L.P. Corsair Capital LLC is the general partner of Corsair III Management L.P., which is the general partner of both Corsair III Financial Services Capital Partners, L.P. and Corsair III Financial Services Offshore 892 Partners, L.P. Corsair Capital LLC has sole voting and investment power with respect to all such shares.  Corsair III Management L.P. is an affiliate of Corsair Advisors LLC, a registered broker-dealer.  The address for this group of shareholders is 717 5th Avenue, 24th Floor, New York, NY 10022.  Mr. Thornburgh, a director of the company, is a member of the investment committee of Corsair Capital, LLC and serves on our Board of Directors pursuant to the terms of the SARSA.  See “Certain Relationships and Related Transactions -Right to Nominate Director.”

(4)

The indicated ownership is based solely upon a Schedule 13D filed with the SEC by the beneficial owner on February 7, 2018 reporting beneficial ownership as of February 7, 2018.  The address for Mr. Lawrence is 1201 Demonbreun Street, Suite 1460, Nashville, Tennessee 37203.

(5)

The indicated ownership is based solely upon a Schedule 13G filed with the SEC by the beneficial owner on February 14, 2017 reporting beneficial ownership as of December 31, 2016.  Jeff Gould, as manager of GSD Family Investments, LLC, possesses the voting and investment power with respect to the securities beneficially owned by GSD Family Investments, LLC and may be deemed the beneficial owner of such securities.  Includes 42,175 shares of our common stock underlying warrants that are currently exercisable. The address for GSD Family Investments, LLC and Jeff Gould is 1163 Gateway Lane, Nashville, TN 37220.

(6)

Includes shares owned by Mr. Bentz, or entities he controls, including (i) 2,081 shares of restricted stock of which Mr. Bentz retains voting control, (ii) 12,000 shares of our common stock underlying options that are currently exercisable, and (iii) 8,000 shares of our common stock underlying warrants that are currently exercisable.

(7)

Includes shares owned by Mr. Bottorff, or by entities he controls, including (i) 1,056 shares of restricted stock of which Mr. Bottorff retains voting control, (ii) 18,000 shares of our common stock underlying options that are currently exercisable, and (iii) 10,000 shares of our common stock underlying warrants that are currently exercisable.

(8)	Includes shares owned by Mr. Flynn, including (i) 2,295 shares of restricted stock of which Mr. Flynn retains voting control.
(9)

Includes shares owned Mrs. Frist, including (i) 2,218 shares of restricted stock of which Mrs. Frist retains voting control, (ii) 6,000 shares of our common stock underlying options that are currently exercisable, and (iii) 15,233 shares of our common stock underlying warrants that are currently exercisable.

(10)

Includes shares owned by Mr. Green and members of his family, including 1,862 shares of restricted stock of which Mr. Green retains voting control. Mr. Green shares voting and investment power with respect to 11,856 of these shares.

(11)	Includes shares owned by Mr. Polley, including 2,364 shares of restricted stock of which Mr. Polley retains voting control.
(12)

Includes shares owned by Mr. Smith, including (i) 1,770 shares of restricted stock of which Mr. Smith retains voting control, (ii) 10,250 shares of our common stock underlying options that are currently exercisable.

(13)

Includes shares owned by Mr. Thornburgh, including (i) 1,777 shares of restricted stock of which Mr. Thornburgh retains voting control and (ii) 12,000 shares of our common stock underlying options that are currently exercisable.

(14)

Includes shares owned by Ms. Tucker, including (i) 1,958 shares of restricted stock of which Ms. Tucker retains voting control and (ii) 145,000 shares of our common stock underlying options that are currently exercisable.

(15)

Includes shares owned by Mr. Turner, including (i) 2,478 shares of restricted stock of which Mr. Turner retains voting control, (ii) 13,000 shares of our common stock underlying options that are currently exercisable, and (iii) 10,500 shares of our common stock underlying warrants that are currently exercisable.

(16)

Includes shares owned by Mr. Wilt, including (i) 2,336 shares of restricted stock of which Mr. Wilt retains voting control, (ii) 18,000 shares of our common stock underlying options that are currently exercisable, and (iii) 10,500 shares of our common stock underlying warrants that are currently exercisable.  Also includes 70,786 shares owned by WF Partners.  Mr. Wilt is the managing partner of WF Partners and has voting and investment power with respect to all such shares.

(17)

Includes shares owned by Mr. Hogan, including (i) 19,646 shares of restricted stock of which Mr. Hogan retains voting control and (ii) 72,500 shares of our common stock underlying options that are currently exercisable.  Does not include 7,500 shares of our common stock underlying options that will remain subject to vesting more than 60 days after February 26, 2018.

(18)

Includes shares owned by Mr. Anderson, including (i) 33,379 shares of restricted stock of which Mr. Anderson retains voting control and (ii) 72,500 shares of our common stock underlying options that are currently exercisable. Does not include 7,500 shares of our common stock underlying options that will remain subject to vesting more than 60 days after February 26, 2018.

(19)

Includes shares owned by Mr. Tietz, including (i) 5,067 shares of restricted stock of which Mr. Tietz retains voting control and (ii) 12,500 shares of our common stock underlying options that are currently exercisable. Does not include 12,500 shares of our common stock underlying options that will remain subject to vesting more than 60 days after February 26, 2018.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish us with copies of these reports.  Copies of Section 16(a) reports can be found on the Investor Relation’s page of our corporate website at www.capstarbank.com under the category “Financials and Filings.”  Based upon a review of these filings and written representations from our directors and executive officers, we believe that all reports required to be filed with the SEC pursuant to Section 16(a) with respect to the period from January 1, 2017 through December 31, 2017 were filed in a timely manner except:

•	Robert B. Anderson filed a report on Form 4 on January 9, 2018 with respect to an award of restricted stock granted on December 19, 2017.

EXECUTIVE COMPENSATION

We are providing executive compensation disclosure that satisfies the requirements applicable to “emerging growth companies,” as such term is defined in the Jumpstart Our Business Startups Act of 2012.  Our named executive officers for 2017 are:

•	Claire W. Tucker, President and Chief Executive Officer of CapStar Financial Holdings, Inc.;

•	Robert B. Anderson, Chief Financial Officer and Chief Administrative Officer of CapStar Financial Holdings, Inc. and CapStar Bank;

•	Dandridge W. Hogan, Chief Executive Officer of CapStar Bank; and

•	Christopher G. Tietz, Chief Credit Officer of CapStar Bank.

Summary Compensation Table

The following table sets forth information regarding the compensation earned by or paid or awarded to each of our named executive officers during 2017, 2016 and 2015.

Name and Principal Position	Year	Salary	Stock Awards (2)	Nonequity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Claire W. Tucker	2017	$384,375	$—	$—	$23,138	$407,513
Chief Executive Officer - CapStar Financial Holdings, Inc.	2016	375,000	1,322	121,978	23,846	522,146
	2015	375,000	37,505	75,000	23,451	510,956
Robert B. Anderson	2017	$333,125	$328,800	$—	$11,187	$673,112
Chief Financial Officer and Chief Administrative Officer - CapStar Financial Holdings, Inc. and CapStar Bank	2016	320,833	1,322	125,981	11,769	459,905
	2015	291,667	333,498	65,682	11,515	702,362
Dandridge W. Hogan	2017	$358,750	$—	$—	$12,027	$370,777
Chief Executive Officer - CapStar Bank	2016	350,000	1,322	137,405	12,420	501,147
	2015	345,833	358,629	90,814	11,895	807,171
Christopher G. Tietz	2017	$276,667	$—	$—	$11,129	$287,796
Chief Credit Officer - CapStar Bank(1)	2016	225,000	146,936	53,173	45,460	470,569
	2015	—	—	—	—	—

(1)	Mr. Tietz joined the Company in March 2016 and therefore was not a named executive officer in 2015.

(2)

The amounts represent the aggregate grant date fair value of restricted stock awards and stock options, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. Refer to Note 16, “Stock Options and Restricted Shares,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. These restricted stock awards and stock options were granted pursuant to the CapStar Bank 2008 Stock Incentive Plan and the CapStar Financial Holdings, Inc. Stock Incentive Plan.  For more information regarding our long-term equity incentive plans and the grants of these awards, see the discussion under the caption “Narrative Discussion of Summary Compensation Table – Long-Term Equity Compensation” below.  These amounts do not necessarily reflect the actual amounts that were paid to, or that may be realized by, the named executive officers for any of the fiscal years reflected.

(3)

The amounts listed in this column reflect the dollar amounts of annual cash incentive awards paid to our named executive officers.  For more information regarding annual cash incentive awards paid to our named executive officers, see the discussion under the caption “— Narrative Discussion of Summary Compensation Table — Components of Compensation — Annual Cash Incentive Awards” below.

(4)	The following table shows the specific details regarding all other compensation earned by our named executive officers during 2017:

Name	401(k) Contribution	Automobile Allowance	Phone Allowance	Health and Country Club Memberships	Long-Term Disability/Group Term Life
Claire W. Tucker	$8,100	$3,000	$—	$11,297	$741
Robert B. Anderson	8,100	—	1,380	—	1,707
Dandridge W. Hogan	8,100	—	1,380	—	2,547
Christopher G. Tietz	8,100	—	1,380	—	1,649

Narrative Discussion of Summary Compensation Table

General.  We have compensated our named executive officers through a combination of base salary, annual cash incentive awards, long-term equity incentive compensation and other benefits including perquisites.  Each of our named executive officers has substantial responsibilities in connection with the day-to-day operations of our Bank, and together function as a leadership team responsible for the success of the organization.

Compensation Philosophy.  As an organization, we focus on sound, profitable growth. We seek to address client needs, maintain critical quality standards and drive shareholder value, and our overall compensation philosophy is a direct reflection of those values.  Our executive compensation program carries out these values by rewarding our named executive officers for the achievement of specific short- and long-term individual and corporate goals and the realization of increased value to our shareholders.  Our goal is to provide compensation that is fair to our named executive officers, focused on performance, and aligned with the long-term best interests of our shareholders.

In light of the unique shared leadership responsibilities of our top three named executive officers, consideration is given to the aggregate compensation levels of the top three officers of our peers, rather than focusing solely on individual compensation, in finalizing executive compensation parameters.  In regards to overall base compensation levels, we target levels that approximate the median of our peers, taking into consideration company and individual performance. We aim to provide performance based short-term incentive opportunities that are in line with those of our peers at the market median but allow for superior rewards for superior performance that will move cash compensation (base salary and annual cash incentive awards) to the upper quartile of market.  In addition, we provide our named executive officers the opportunity to participate in the long-term success of the Company by granting equity incentive awards.  We are also committed to helping maintain the health and welfare of our named executive officers and offer competitive benefits packages.  Our philosophy is to maintain a total compensation package at the median of market if performance expectations are met and at the upper quartile of market if performance expectations are exceeded.

Compensation Process.  Our Compensation and Human Resources Committee regularly reviews our executive compensation program to ensure it achieves our desired goals and is responsible for approving compensation arrangements for our named executive officers.  As part of this process, the committee annually reviews and approves corporate goals and objectives relevant to the compensation of our named executive officers and evaluates the performance of the named executive officers in light of these goals and objectives. The committee approves the compensation levels for the named executive officers based on such evaluation, with consideration for each individual’s role and responsibilities within the leadership team.  The committee annually reviews our incentive compensation arrangements to confirm they do not encourage unnecessary risk-taking.  In determining the long-term incentive component of our executive compensation program, the Compensation and Human Resources Committee considers our performance and relative shareholder return, the value of similar incentive awards to the named executive officers of our peers and the awards given to our named executive officers in past years.

Components of Compensation.  Our executive compensation program consists primarily of the following elements:

•	base salary;

•	annual cash incentive awards;

•	long-term equity compensation;

•	participation in our 401(k) Plan, to which we make annual contributions;

•	health and welfare benefits; and

•	perquisites.

Base Salary.  The base salaries of our named executive officers have been historically reviewed and set annually by our Board of Directors through the review and recommendations of our Compensation and Human Resources Committee as part of our performance review process.  Base salaries are also reviewed upon the promotion of an executive officer to a new position or another change in job responsibility.  In establishing base salaries for our named executive officers, our Compensation and Human Resources Committee has relied on external market data and peer data obtained from outside sources, including our independent compensation consultant, Blanchard Consulting Group.  In addition to considering the information obtained from such sources, our Compensation and Human Resources Committee has considered:

•	each named executive officer’s scope of responsibility;

•	each named executive officer’s years of experience;

•	the types and amount of the elements of compensation to be paid to each named executive officer;

•

our financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

•	each named executive officer’s individual performance and contributions to our performance, including leadership and team work.

Annual Cash Incentive Awards.  Each year our named executive officers are eligible to receive an annual cash incentive award as determined by the Compensation and Human Resources Committee.  These awards to our named executive officers are based on their achievement of individual performance goals and on our achievement of various organizational metrics, including earnings per share, return on assets and our level of classified assets.  Annual cash incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year.  These annual cash incentive awards are recommended and approved by the Compensation and Human Resources Committee but are ultimately subject to the discretion of the Board of Directors each year as to whether and in what amounts they will be paid.

We believe that our cash-based Annual Incentive Plan for our Named Executive Officers is well designed to align our strategic objectives with short-term and long-term shareholder value and to not encourage risky employee behavior. The corporate performance metrics take into consideration income statement, credit quality and equity factors.  Threshold goals under such measures were reasonably achievable with good performance, and therefore were sufficiently challenging but not overly difficult.  Specified performance metrics did not include steep cliffs for not achieving nor exponential upside to achieving them (prorating awards at various performance levels).  In addition, based on peer group comparisons, the incentives payable to our executive officers were capped at reasonable levels and the maximum awards represent an appropriate portion of total pay.

We have adopted a compensation clawback policy which allows the Company to recoup awards under certain circumstances, such as a material misstatement of financial performance. For more information regarding our clawback policy, see “—Narrative Discussion of Summary Compensation Table —Executive Compensation Enhancements — Clawback Policy” below.

Long-Term Equity Compensation.  Prior to the incorporation of CapStar Financial Holdings, Inc. and the completion of a share exchange with the shareholders of CapStar Bank (the “Share Exchange”), we issued long-term equity incentive awards under the CapStar Bank 2008 Stock Incentive Plan (the “2008 Incentive Plan”). In 2016, in connection with the Share Exchange, the outstanding awards of restricted stock and stock options previously granted under the 2008 Stock Incentive Plan were exchanged for similar long-term equity incentive awards issued by CapStar Financial Holdings, Inc. under the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “2016 Stock Incentive Plan”).

The 2016 Stock Incentive Plan provides for the grant of stock-based incentives, including stock options, restricted stock units, performance awards and restricted stock, to employees, directors and service providers that are subject to forfeiture until vesting conditions have been satisfied by the award recipient under the terms of the award.  We believe these awards help align the interests of our named executive officers and our shareholders and reward our named executive officers for improved Company performance. Specifically, the 2016 Stock Incentive Plan, like the 2008 Stock Incentive Plan, is intended to provide incentives to certain officers, employees, and directors to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for our long-term growth and profitability.  Additionally, the 2016 Stock Incentive Plan is intended to encourage stock ownership as a means of rewarding and retaining officers, employees and directors.  Currently, the Board of Directors has reserved a total of 1,569,475 shares of stock for issuance pursuant to the Stock Incentive Plan, and there were 151,202 shares remaining available for issuance as of February 26, 2018.

The Shareholders are being asked to approve Proposal 3 regarding the amendments to the 2016 Stock Incentive Plan at the Annual Meeting to increase the number of shares of stock reserved for issuance pursuant to the 2016 Stock Incentive Plan, limit the ability to reprice stock options and stock appreciation rights, make awards subject to our compensation recovery policy, limit dividend payments on unvested awards and impose a one year minimum vesting period on awards.  See “Proposal 3 – Approval of an Amendment to the CapStar Financial Holdings, Inc. Stock Incentive Plan.”

The 2016 Stock Incentive Plan is administered by our Compensation and Human Resources Committee. In order to be eligible for participation in the 2016 Stock Incentive Plan, an individual must be an employee or other service provider of the Company or otherwise be an affiliate of the Company.  In determining awards under the 2016 Stock Incentive Plan, the Compensation and Human Resources Committee takes into account the nature of the services rendered by the eligible individual, their present and potential contributions to our success, and such other factors as the Compensation and Human Resources Committee deems relevant.

In December 2017, we granted 15,000 shares of restricted stock to Mr. Anderson.  In March 2016, we granted 2,837, 4,968 and 6,869 shares of restricted stock to Ms. Tucker, Mr. Anderson and Mr. Hogan, respectively, that were earned by the named executive officers in 2015.  In March 2016, we granted 5,000 shares of restricted stock and 25,000 stock option awards to Mr. Tietz in connection with his hiring that month.  In September 2016, we granted 100 shares of restricted stock to each of Ms. Tucker, Mr. Anderson, Mr. Hogan and Mr. Tietz as part of a special, one-time grant of shares of restricted stock to each of the Company’s employees in connection with the completion of our initial public offering.  The awards in December 2017 and March and September 2016 were granted pursuant to the 2016 Stock Incentive Plan.    In February 2015, we granted 15,000 shares of restricted stock and 30,000 stock option awards to each of Mr. Anderson and Mr. Hogan.  These awards were initially granted pursuant to the 2008 Stock Incentive Plan but were subsequently exchanged for similar awards under the 2016 Stock Incentive Plan.

With the exception of the March 2016 restricted stock award to Mr. Tietz, stock awards that were granted in December 2017and March and September 2016 vest over a three-year period from the grant date, with one-third of the stock subject to the award vesting on each of the first three anniversaries of the grant date.  Stock awards that were granted in February 2015, and the March 2016 award granted to Mr. Tietz vest in full on the third anniversary of the grant date.  Notwithstanding such vesting schedules, the vesting of such awards will be accelerated in the event of the holder’s death or disability while in the service of the Company or upon such other event as determined by the Compensation and Human Resources Committee in its sole discretion.  Vesting may also be accelerated upon certain extraordinary events (such as a change in control).  Unvested shares issued as restricted stock awards must be retained by the executive officer and therefore may not be sold, transferred or otherwise disposed of and shall not be pledged, assigned or otherwise hypothecated or encumbered during the vesting periods.

CapStar Bank 401(k) Plan.  The CapStar Bank 401(k) Plan (the “401(k) Plan”) is designed to provide retirement benefits to all eligible full-time and part-time employees.  The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis.  Ms. Tucker, Mr. Anderson and Mr. Hogan were eligible to participate in the 401(k) Plan during 2017, 2016 and 2015.  Mr. Tietz was eligible to participate in the 401(k) Plan during 2016 and 2017. As participants, they may elect to participate in the 401(k) Plan on the same basis as all other employees.  We have elected a safe harbor 401(k) Plan and as such make an annual contribution of 3% of the employees’ salaries annually.  An employee does not have to contribute to receive the employer contribution.

Health and Welfare Benefits.  Our named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. Ms. Tucker is entitled to life insurance equal to $700,000.  Messrs. Anderson, Hogan and Tietz are entitled to life insurance in an amount equal to two times their respective base salary, subject to a maximum of $400,000.  The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

Perquisites.  We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions.  Our Compensation and Human Resources Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers.  Based on these periodic reviews, perquisites are awarded or adjusted on an individual basis.  The perquisites received by our named executive officers in 2017, 2016 and 2015 included automobile and phone allowances, and health and country club memberships.

Section 162(m) of the Code.  Section 162(m) of the Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our named executive officers. Section 162(m) of the Code was amended by the Tax Cut and Jobs Act so that the exceptions for payment of “performance based compensation” or commissions have been eliminated. However, because we recently became a publicly-held corporation in connection with an initial public offering, the $1 million annual deduction limit does not apply during a limited “transition period” for compensation paid under our 2016 Stock Incentive Plan. This relief applies to awards of stock options and restricted stock that are outstanding as well as future awards granted with respect to shares available under the 2016 Stock Incentive Plan. The Compensation and Human Resources Committee intends to continue to rely on the transition relief until it expires at our annual meeting of shareholders in 2020 or, if sooner, when the shares currently available for awards at the time of the initial public offering have been depleted.

Executive Compensation and Corporate Governance Enhancements

We have implemented the following enhancements to our executive compensation program:

Clawback Policy. Incentive awards that are provided to our executive officers, including our named executive officers, and that are based on Company financial metrics are subject to our compensation clawback policy.  This clawback policy allows the Company to recoup awards that have been previously paid or awarded under certain circumstances, such as a material misstatement of the Company’s financial performance.  Annual cash incentive awards paid and equity awards granted to our named executive officers are subject to our “clawback” policy.

Insider Trading Policy with an Anti-Hedging Provision.  We maintain an insider trading policy that seeks to prevent insider trading or allegations of insider trading, that seeks to protect the Company’s reputation for adhering to the highest standards of conduct and that includes an anti-hedging provision.  Additionally, the policy states that specific restrictions upon trading, such as specified trading windows and blackout periods, must be adhered to.  We believe it is improper and inappropriate for any Company personnel to engage in short-term or speculative transactions involving Company stock, so those persons who are subject to the policy are prohibited from the following:

•	Trading while in possession of material non-public information;

•	Tipping information to others;

•	Trading in securities of the Company on a short-term basis (securities should be held for a minimum of six months);

•	Selling Company stock short;

•	Buying or selling, on an exchange or in any other organized market, puts or calls or other derivative instruments that relate to the future value of the Company stock;

•	Hedging their investment in Company stock through covered calls, collars or other derivative transactions; and

•	Holding Company stock in a margin account or pledge a significant amount of Company stock as collateral for a loan.

Disclosure Committee.  The Disclosure Committee is composed of members of management.  This committee has established controls and procedures designed to ensure that information the Company may be required to disclose is gathered and communicated to the committee and that all required disclosures are made in a timely and accurate manner.  The committee has implemented a financial review process that enables our Chief Executive Officer and Chief Financial Officer to certify our quarterly and annual reports, as well as procedures designed to ensure our compliance with SEC Regulation FD (Fair Disclosure).

Outstanding Equity Awards at Year End

The following table provides information regarding outstanding stock awards held by the named executive officers as of December 31, 2017.

	Option Awards					Stock Awards
Name of Executive	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price	Option Expiration Date	Grant Date	Number of Shares that have not Vested (#)(2)	Market Value of Shares of Stock that have not Vested ($)
Claire W. Tucker	11/13/2008	145,000	—	$10.00	11/13/2018	—	—	$—
	—	—	—	—	—	3/2/2016	1,891	39,276
	—	—	—	—	—	9/1/2016	67	1,392
Robert B. Anderson	12/10/2012	50,000	—	12.27	12/10/2022	—	—	—
	2/27/2015	15,000	15,000	11.41	2/27/2025	—	—	—
	—	—	—	—	—	2/27/2015	15,000	311,550
	—	—	—	—	—	3/2/2016	3,312	68,790
	—	—	—	—	—	9/1/2016	67	1,392
	—	—	—	—	—	12/19/2017	15,000	311,550
Dandridge W. Hogan	12/1/2012	50,000	—	12.27	12/1/2022	—	—	—
	2/27/2015	15,000	15,000	11.41	2/27/2025	—	—	—
	—	—	—	—	—	2/27/2015	15,000	311,550
	—	—	—	—	—	3/2/2016	4,579	95,106
	—	—	—	—	—	9/1/2016	67	1,392
Christopher G. Tietz	3/2/2016	6,250	18,750	13.22	3/2/2026	—	—	—
	—	—	—	—	—	3/2/2016	5,000	103,850
	—	—	—	—	—	9/1/2016	67	1,392

(1)	These option awards vest over a four-year period from the grant date, with one-fourth of the options under the grant becoming exercisable on each of the first four anniversaries of the grant date.
(2)

Stock awards that were granted in March 2016, September 2016 and December 2017 vest over a three-year period from the grant date.  With the exception of the March 2016 restricted stock award to Mr. Tietz, these awards vest ratably, with one-third of the stock subject to the award vesting on each of the first three anniversaries of the grant date.  Stock awards that were granted in February 2015, and the March 2016 award granted to Mr. Tietz vest in full on the third anniversary of the grant date.

(3)	Market value of restricted common stock is based on the December 29, 2017, closing price of $20.77 for our common stock.

Employment Agreements

We have employment agreements with each of our named executive officers.  The employment agreements for Messrs. Anderson, Hogan and Tietz specify a one-year term of employment and the option for annual renewal by mutual agreement.  The employment agreement for Ms. Tucker specifies a three-year period of employment that expires on May 31, 2019.  Both parties have the right to terminate the employment agreements at any time, with or without cause, as defined in the employment agreements, subject to the potential for severance payments as discussed below.  The employment agreements specify each executive’s base salary and eligibility to participate in certain benefits programs.

Potential Payments upon Termination or Change in Control.  Our employment agreements with our named executive officers provide for certain severance payments to be made in connection with the termination of employment in certain circumstances.

•

Specifically, these officers are entitled to a severance payment equal to continued payment of base salary and benefits in the event we terminate the employment agreements without cause or the executive resigns for good reason, as such terms are defined in the employment agreement.  For Ms. Tucker, base salary would be continued through May 31, 2019 and healthcare coverage would be continued until she becomes eligible for Medicare (or other similar government health care coverage).  For Messrs. Anderson and Hogan, base salary and benefits would be continued for 24 months from termination, and for Mr. Tietz, base salary and benefits would be continued for 12 months from termination.

•

For termination occurring within 12 months of a change in control, as defined in the employment agreement, Messrs. Anderson and Hogan would receive payments equal to two times their respective base salary (payable in 24 equal monthly installments) and continuation of benefits for 24 months from termination, unless employment was terminated with cause or by reason of disability or the executive resigned without good reason, as defined in their employment agreements. In such circumstances Mr. Tietz would receive payments equal to his respective base salary (payable in 12 equal monthly installments) and continuation of benefits for 12 months from termination, unless employment was terminated with cause or by reason of disability or the executive resigned without good reason, as defined in his employment agreements. Ms. Tucker would not receive benefits for a termination following a change in control beyond the severance payments described above.

•

Ms. Tucker’s employment agreement is being amended and restated so as to include a change in control provision identical to those currently afforded Messrs. Anderson and Hogan.  For a termination occurring within 12 months of a change in control, as defined in the employment agreement, Ms. Tucker would receive payments equal to two times her base salary (payable in 24 equal monthly installments) and continuation of benefits for 24 months from termination, unless employment was terminated with cause or by reason of disability or the executive resigned without good reason, as defined in her employment agreement.

Confidentiality and Restrictive Covenants.  Under the employment agreements, our named executive officers agree to maintain the confidentiality of non-public information and trade secrets learned during the course of employment and further agree that we maintain ownership over their work product.  In addition, the executives are subject to restrictive covenants relating to their ability to (i) solicit our clients for or on behalf of a competing business, (ii) solicit employees of us or our Bank for another business, or (iii) engage in a competing business that operates in Davidson, Sumner or Williamson Counties, Tennessee, or any other county inside or outside of Tennessee in which the Company operates.  These restrictions apply for the duration of employment and following termination for a period of 24 months for Ms. Tucker, Mr. Hogan and Mr. Anderson, and for a period of 12 months for Mr. Tietz.

2018 Compensation Update

In 2018, we granted restricted stock awards to our directors who are not executive officers consistent with our 2017 director compensation program, as described in the section entitled “Director Compensation” below.

Ms. Tucker’s employment agreement is being amended and restated so as to include a change in control provision identical to those currently afforded Messrs. Anderson and Hogan, as further described above in the section entitled “Potential Payments upon Termination or Change in Control”.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee has reviewed and discussed with management the information contained in the Executive Compensation section of this Proxy Statement and recommended to the Board of Directors that the Executive Compensation be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Submitted by the Compensation and Human Resources Committee of the Board of Directors:

Toby S. Wilt (Chairman)
Dennis C. Bottorff
Richard E. Thornburgh
Julie D. Frist

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

DIRECTOR COMPENSATION

During 2017, our non-employee directors received compensation for service and attendance as follows:

•	$75,000 annual retainer for the Chairman of the Board of Directors;

•	$37,500 annual retainer for the Vice-Chairs of the Board of Directors (prorated to $25,000 in 2017 due to effective date of May 1, 2017);

•	$15,000 annual retainer for directors (fee instated for Chairman of the Board and prorated to $10,000 due to effective date of May 1, 2017);

•	$6,500 annual retainer for Audit committee chair, $5,000 annual retainer for all other committee chairs;

•	$1,000 for each Board of Directors meeting attended in person or $500 for attending by phone;

•

$500 for each meeting of the Audit, Compensation and Human Resources, Credit, Nominating, Governance and Community Affairs, Risk and Strategic Planning Committees attended in person or $250 for attending by phone; and

•	$250 for each meeting of the Executive Loan Committee or $125 for attending by phone.

Ms. Tucker does not receive fees or other compensation for her service as a director of our Company.  Other than the retainers for the chair of the Board of Directors and one of the vice-chairs of the Board of Directors (Mr. Polley), which are paid in cash in equal monthly payments, all director compensation is generally paid in equal parts cash and restricted stock awards that vest ratably over three years.  The following table sets forth information regarding compensation paid to our directors for 2017 that were not named executive officers:

		Fees Earned
Name	Fees Earned or Paid in Cash	Amount ($)(1)	Actual Number of Restricted Shares (2)	All Other Compensation		Total (3)
L. Earl Bentz	$18,000	$16,750	896			$34,750
Dennis C. Bottorff	92,250	16,000	856			108,250
Thomas R. Flynn	18,750	17,500	936			36,250
Julie D. Frist	31,750	31,000	1,659			62,750
Louis A. Green III	15,750	14,250	762			30,000
Dale W. Polley	33,750	33,000	1,766	$10,000	(4)	76,750
Stephen B. Smith	14,188	13,688	732			27,876
Richard E. Thornburgh	13,500	12,750	682			26,250
James S. Turner, Jr.	18,875	18,875	1,010			37,750
Toby S. Wilt	17,938	17,188	920			35,126

(1)	The amounts set forth in this column represents the value of incentive awards approved by our board of directors pursuant to our director compensation program, as described above.

(2)

The amounts set forth in this column represent the actual number of shares of restricted stock awarded to our directors for the year ended December 31, 2017, determined by dividing the value of awards approved by the Board by the closing price of $18.69 per share on March 5, 2018, the day prior to the date of the awards, and then rounding to the nearest whole share.

(3)

Totals in this column include fees paid in cash plus the aggregate grant date fair value of restricted stock awards for the year ended December 31, 2017, computed in accordance with FASB ASC Topic 718 based on the closing price of $18.69 per share on March 5, 2018, the day prior to the date of the awards.

(4)

Represents compensation for consulting services provided to the Company pursuant to a Consulting Services Agreement with the Company that was filed with the SEC as an exhibit to our Registration Statement on Form S-1 (File Number 333-213367) on August 29, 2016.  The Consulting Services Agreement was terminated, and Mr. Polley ceased providing consulting services as of April 30, 2017.

AUDIT COMMITTEE REPORT

The Audit Committee consists of four non-employee directors all of whom have been determined by the Board of Directors to qualify as independent directors under the Sarbanes-Oxley Act, related SEC rules and NASDAQ rules.  The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s Charter is evaluated annually to ensure compliance with SEC rules and regulations and NASDAQ listing standards and was last revised on March 1, 2017.  A copy of the Audit Committee’s Charter is available on the Company’s Investor Relations webpage at www.ir.capstarbank.com under the caption “Corporate Governance – Documents & Charters.”

The Audit Committee oversees the Company’s auditing, accounting and financial reporting processes on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Audit Committee, among other things, reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.  The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by Auditing Standard No. 16 (Communication with Audit Committees).  In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communication with the Audit Committee concerning independence and the Audit Committee has discussed with the independent auditors the independent auditors’ independence from the Company and its management.  The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence, and has concluded that such provision is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits.  The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Thomas R. Flynn (Chairman)
L. Earl Bentz
Louis A. Green III
Dale W. Polley

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Elliott Davis, LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by Elliott Davis, LLC for the most recent fiscal year ended December 31, 2017:

2017
Audit Fees (1)	$324,500
Audit-Related Fees (2)	11,000
Tax Fees	—
All Other Fees	—
Total Fees	$335,500

(1)

Audit fees relate to services rendered in connection with the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  2017 was the first year Elliott Davis, LLC provided services for the Company.  This amount includes Elliott Davis, LLC’s audit of the Company’s financial statements for the years ended December 31, 2017, 2016 and 2015.

(2)	Audit-related fees relate to services rendered in connection with a required regulatory audit for the U.S. Department of Housing and Urban Development.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee reviews and pre-approves audit and permissible non-audit services performed by the Company’s independent registered public accounting firm as well as the scope, fees, and other terms of such services.  The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.  The Audit Committee may delegate to one or more designated committee members the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to pre-approve shall be presented to the full Audit Committee at its next scheduled meeting.  The Audit Committee has delegated its authority to pre-approve audit, audit-related, and non-audit services to the chair of the Committee.  For fiscal years 2017, 2016 and 2015 all of the audit and non-audit services provided by the Company’s independent registered public accounting firm were pre-approved by the chair of the Audit Committee and the Audit Committee in accordance with the Audit Committee Charter.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 29, 2017 (the “Auditor Current Report”), following a competitive review of independent registered public accounting firms, on March 23, 2017, the Audit Committee decided not to renew KPMG LLP’s contract to serve as the Company’s registered public accounting firm.  The Audit Committee’s decision not to renew became effective March 27, 2017 upon the completion of a regulatory audit conducted by KPMG LLP on behalf of the Company and was formally communicated to KPMG LLP by the Company on March 28, 2017.

During the Company’s fiscal years ended December 31, 2015 and 2016, and the subsequent interim period through March 28, 2017, (i) there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements for the relevant year, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S‑K.

The audit report of KPMG LLP on the consolidated financial statements of the Company as of December 31, 2015 and 2016 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.  The Company provided KPMG LLP with a copy of the Auditor Current Report prior to its filing with the SEC and requested KPMG LLP to furnish the Company with a letter addressed to the SEC stating whether KPMG LLP agreed with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it did not agree.  A copy of KPMG LLP’s letter dated March 29, 2017 was attached as Exhibit 16.1 to the Auditor Current Report.

In addition, as disclosed in the Auditor Current Report, on March 23, 2017, based upon the recommendation and approval of the Audit Committee, the Company selected Elliott Davis, LLC as the Company’s independent auditor for the fiscal year ending December 31, 2017.  The Company’s engagement of Elliott Davis, LLC became effective on March 27, 2017 upon execution of the engagement letter, as disclosed in the Auditor Current Report. During the Company’s fiscal years ended December 31, 2015 and 2016, and the subsequent interim period through March 28, 2017, neither the Company, nor anyone on its behalf, consulted with Elliott Davis, LLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; and as such, no written report or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

The Audit Committee of the Board of Directors appointed Elliott Davis, LLC as the Company’s principal independent registered public accounting firm for the year ending December 31, 2018 and seeks ratification of the appointment by the Company’s shareholders.  The Audit Committee, however, retains sole authority over the appointment and replacement of the Company’s independent auditors.  As a result, despite any ratification of this engagement of Elliott Davis, LLC by the Company’s shareholders, the Audit Committee will continue to be authorized to terminate the engagement at any time during the year, to retain another independent registered public accounting firm to examine and audit the consolidated financial statements of the Company for fiscal year 2018, or to take any other related action if judged by the Audit Committee to be in the best interests of the Company.  If the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2018 is not ratified by the shareholders, then the matter will be referred to the Audit Committee for further review and action.

Representatives of Elliott Davis, LLC will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF ELLIOTT DAVIS DECOSIMO, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE

CAPSTAR FINANCIAL HOLDINGS, INC. STOCK INCENTIVE PLAN

Background and Purpose of the Proposal

Prior to the incorporation of CapStar Financial Holdings, Inc. and the completion of a share exchange with the shareholders of CapStar Bank (the “Share Exchange”), we issued long-term equity incentive awards under the CapStar Bank 2008 Stock Incentive Plan (the “2008 Incentive Plan”). In 2016, in connection with the Share Exchange, among other exchanges, the outstanding awards of restricted stock and stock options previously granted under the 2008 Stock Incentive Plan were exchanged for similar long-term equity incentive awards issued by CapStar Financial Holdings, Inc. under the 2016 Stock Incentive Plan. Our shareholders approved the 2016 Stock Incentive Plan in connection with the Share Exchange. The Board of Directors adopted the First Amendment to the 2016 Stock Incentive Plan effective May 24, 2017 to enable our non-employee directors to elect to receive directors fees in the form of our common stock rather than cash.

On March 7, 2018, subject to the approval of our shareholders, our Board of Directors, on the recommendation of the Compensation and Human Resources Committee adopted the Second Amendment (the “Amendment”) to the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “2016 Stock Incentive Plan”), to:

•	Increase the number of shares available for grant under the 2016 Stock Incentive Plan by 400,000 shares;
•	Prohibit repricing of “underwater” stock options and similar awards except with the approval of our shareholders;
•	Provide contractual rights for recoupment or “clawback” of awards under our compensation recovery policy;
•	Prohibit payment of dividends prior to vesting of stock awards, and accrued dividends to be paid upon vesting; and
•	Provide a minimum vesting period of one year for grants of stock awards.

We are submitting the Amendment to our shareholders for approval at the Annual Meeting. The Amendment will not be implemented unless it is approved by our shareholders, in which case we will continue to grant stock based awards under the 2016 Stock Incentive Plan until the shares remaining available for issuance are exhausted. We believe approval of the Amendment is advisable to ensure the Company has a sufficient reserve of common stock available for our compensation programs and to reflect current best practices for stock incentive plans.

We recognize that the Amendment, if approved, will create additional “overhang” on our outstanding shares. Overhang is the potential dilutive effect of the 2016 Stock Incentive Plan, calculated as a percentage of our outstanding shares. We have calculated the potential dilutive effect of the Amendment as follows, based on 11,693,154 common shares that were outstanding on February 26, 2018. A second calculation shows the result of including our convertible preferred shares.

	Currenet Overhang	Effect of Amendment
Outstanding Stock Options	780,000	780,000
Shares for New Awards	151,202	551,202
Total Shares	931,202	1,331,202

Potential dilution of outstanding common shares	7.96%	11.38%
Potential dilution of outstanding common and preferred shares*	7.41%	10.59%

*

We have included our preferred shareholders in this alternate calculation because they may convert to common shares on a one-for-one basis. By aggregating the 878,049 convertible preferred shares, our total outstanding shares are 12,571,203, which results in a lower overhang percentage.

The following is a summary of the material provisions of the 2016 Stock Incentive Plan, as previously amended and as proposed to be amended by the shareholders. This summary is qualified in its entirety by reference to the complete text of the 2016 Stock Incentive Plan, which is attached as Appendix A to this Proxy Statement and incorporated by reference into this Proposal 3.

General Description of the Incentive Plan

General. The 2016 Stock Incentive Plan provides for the grant of stock-based incentives, including stock options, restricted stock units, performance awards, restricted stock and dividend equivalent rights, to employees, directors and service providers. Awards are subject to forfeiture until vesting conditions have been satisfied by the award recipient under the terms of the award. The 2016 Stock Incentive Plan is intended to provide incentives to certain officers, employees, and directors to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for our long-term growth and profitability. Additionally, the 2016 Stock Incentive Plan is intended to encourage stock ownership as a means of rewarding and retaining officers, employees and directors and aligning their interests with shareholders.

The common stock available to be issued under the 2016 Stock Incentive Plan consists of authorized but unissued shares. If an award is forfeited or otherwise terminates, the shares of common stock covered by the award become available for new awards. Only the net number of shares issued in connection with the vesting or exercise of an award are counted against the number of shares authorized for issuance under the 2016 Stock Incentive Plan. Shares that have been issued but are tendered to cover tax withholdings are not made available for new awards.

The Plan currently has reserved an aggregate of 1,569,475 shares of common stock to be awarded under the 2016 Stock Incentive Plan, of which 151,202 shares remain available for grant as of February 26, 2018. If the shareholders approve the Amendment, the 2016 Stock Incentive Plan will provide for a total of 1,969,475 authorized shares of common stock, of which 551,202 shares will be available for future grant.

Administration and Eligibility. The Plan is administered by our Compensation and Human Resources Committee. Subject to the terms of the 2016 Stock Incentive Plan, the Compensation and Human Resources Committee may select participants to receive awards, determine the types of awards, determine the terms and conditions of awards, and interpret provisions of the 2016 Stock Incentive Plan. Committee members must be independent as defined by NASDAQ listing rules and Rule 16b-3 issued by the Securities & Exchange Commission.

Awards may be made under the 2016 Stock Incentive Plan to employees, including officers, directors and service providers of the Company or its affiliates at the discretion of the Compensation and Human Resources Committee. As of February 26, 2018, approximately one hundred forty employees, eleven directors and zero service providers hold outstanding awards under the 2016 Stock Incentive Plan.

Types of Awards

Stock Options. A stock option permits the participant to purchase shares of common stock at a fixed price. Options awarded to employees of the Company may be “incentive stock options,” as defined in Section 422 of the Code, which provide certain tax advantages to employees (described below). Options become exercisable after a specified “vesting” period or upon achievement of performance goals established by the Compensation and Human Resources Committee. The maximum term of an incentive stock option granted under the 2016 Stock Incentive Plan is generally 10 years (five years for an incentive stock option granted to a 10% shareholder). The exercise price must be no less than the fair market value of our common stock on the grant date (110% for an incentive stock option granted to a 10% shareholder). Fair market value is determined by reference to the trading price of our common stock. Options generally must be exercised within three months following termination of service with the Company, or within one year in case of disability or death. Payment of the exercise price may be in cash, including a broker-assisted trade, or, if approved by the Compensation and Human Resources Committee, a “cashless” exercise method such as surrendering previously acquired shares of common stock. The participant does not become a shareholder until the option is exercised.

Stock Appreciation Rights. A stock appreciation right provides the right to receive shares, cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the rights during a specified period of time. The Compensation and Human Resources Committee may grant stock appreciation rights subject to such terms and conditions and exercisable at such times as determined by the Compensation and Human Resources Committee and specified in the applicable award agreement.

Stock Awards. A stock award is an award of common stock that may be subject to certain vesting conditions and/or the payment of a purchase price, as determined by the Compensation and Human Resources Committee in its discretion. A stock award provides a specified number of shares of common stock that are transferred to a participant at the time of the award. The shares are subject to forfeiture until vesting conditions specified in the award are satisfied. The shares are forfeited if the participant terminates employment prior to vesting or if any performance vesting conditions are not satisfied within the performance period specified in the award. The participant is a shareholder at the time the award is granted. The 2016 Stock Incentive Plan also permits a director to elect to receive a fully vested stock award that is equal in value to director fees that otherwise would be paid to the director in cash.

Restricted Stock Units. A restricted stock unit award is the right to receive a specified number of shares of common stock in the future after vesting conditions specified in the award are satisfied. Restricted stock units will be forfeited if the participant terminates employment prior to vesting or if any performance vesting conditions are not satisfied within the performance period specified in the award. The participant does not become a shareholder until the vesting conditions are satisfied.

Other Awards. In addition to the award types described above, the 2016 Stock Incentive Plan permits dividend equivalent rights, performance unit awards, and other incentive awards, which may be payable in common stock, cash or other property subject to such terms and conditions and exercisable at such times as determined by the Compensation and Human Resources Committee and specified in the applicable award agreement.

Amendment and Termination. The Board of Directors may amend, suspend or terminate the 2016 Stock Incentive Plan, provided that shareholder approval is required for any material amendment to the 2016 Stock Incentive Plan. Material amendments include an increase in the number of shares that may be issued under the 2016 Stock Incentive Plan or changes to the class of persons eligible to receive awards. No amendment to the 2016 Stock Incentive Plan can adversely affect a participant’s rights under an award without the participant’s consent. In addition, an amendment will be contingent on approval of our shareholders to the extent required by applicable law or NASDAQ. Shareholder approval is also required to amend or adjust the exercise price of a stock option or stock appreciation right that is “underwater.”

Change in Control. Outstanding awards will become fully vested in certain circumstances following a change in the control of the Company for participants whose service is terminated in connection with the change in control.

Compensation Recovery Policy. Awards issued under the 2016 Stock Incentive Plan are subject to our compensation recovery or “clawback” policy. We may recoup amounts earned or vested under awards to our executive officers under certain circumstances that are described in our compensation recovery policy.

Adjustments for Stock Dividends and Similar Events. The Compensation and Human Resources Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2016 Stock Incentive Plan to reflect common stock dividends, stock splits, spin-offs and other similar corporate events.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax consequences of participation in the 2016 Stock Incentive Plan. These consequences may change in the event of modifications to the Internal Revenue Code or the Treasury regulations or in the event of administrative or judicial interpretations.

Generally, an individual will not recognize income on the grant of an award. Tax treatment thereafter depends upon the type of award involved and the amount of time it has been held:

Stock Options. For stock options that are not “incentive stock options,” an individual will be taxed at the time he or she exercises the option on the difference between the exercise price and the fair market value of the stock at the time of exercise. This difference is taxed as ordinary compensation income. We are required to withhold income taxes on this amount of income for our employees. The individual’s tax basis in stock acquired through an option is the exercise price plus the amount of taxable income that he or she recognized. Any gain or loss on the subsequent sale of stock is subject to capital gains tax treatment. Reduced capital gains rates apply if the stock is held for at least 12 months after exercise.

Incentive Stock Option. For options that qualify as incentive stock options, an employee is not subject to income tax on exercise. However, the exercise of an incentive option gives rise to a preference under the “Alternative Minimum Tax” rules under the Code. Alternative Minimum Tax preferences that exceed specified limits can result in Alternative Minimum Tax liability in some situations. Otherwise, taxation is postponed until the employee sells the stock acquired through an incentive stock option, provided that the employee holds the stock for at least two years after the option is granted and one year after the date of exercise. The employee will be subject to capital gains tax on the difference between the price paid to exercise the incentive stock option and the fair market value of the stock at the time it is sold. However, if the stock is sold before the end of this mandatory holding period, the sale is treated as a “disqualifying disposition” and the employee is taxed at ordinary income rates on the difference between the exercise price of the option and the fair market value of the stock at the time of sale. Any further gain or loss recognized upon the subsequent sale of stock following a disqualifying disposition is subject to capital gains tax treatment.

Stock Award. Generally, a holder of stock award recognizes ordinary income on the fair market value of the common stock at the time the stock becomes vested that exceeds the purchase price paid by the holder. A holder may make an election under section 83(b) of the Code to be taxed on the fair market value of the common stock in excess of the purchase price. This election must be made in writing with the Internal Revenue Service within 30 days after the grant of the restricted stock. Any gain or loss recognized on the subsequent sale of stock after vesting is subject to capital gains treatment. For a director who elects to receive a stock award in lieu of cash payment of directors fees, the director recognizes ordinary income on the value of the common stock received but may not make an 83(b) election. A holder’s tax basis in the stock is equal to the purchase price paid, if any, plus the amount of ordinary income recognized pursuant to the award. Reduced capital gains rates apply if the stock is held for at least 12 months.

Restricted Stock Unit. Generally, a holder of a restricted stock unit recognizes ordinary income when the award becomes vested and shares of common stock are transferred under the award. The amount of income recognized is equal to the value of the vested shares of common stock. Any subsequent appreciation of the common stock will be taxed at capital gains rates when the shares of stock are sold. Reduced capital gains rates apply if the stock is held for at least 12 months after the stock is deemed transferred under the award.

Performance Unit. Generally, a holder of a performance unit recognizes ordinary income when the award becomes vested and shares of common stock are transferred under the award. The amount of income recognized is equal to the value of the vested shares of common stock. Any subsequent appreciation of the common stock will be taxed at capital gains rates when the shares of stock are sold. Reduced capital gains rates apply if the stock is held for at least 12 months after the stock is deemed transferred under the award.

Stock Appreciation Rights. The holder of a stock appreciation right will recognize ordinary income on the amount of cash or the value of the shares received upon exercise of the award. We are obligated to withhold federal taxes on the exercise of an award by an employees.

CapStar Tax Consequences. We generally are entitled to a tax deduction on the amount of ordinary income that an individual recognizes under any of the awards issued under the 2016 Stock Incentive Plan. However, our tax deduction may be limited in some situations under section 162(m) of the Code. Section 162(m) limits the deductible amount of compensation paid to any of our named executive officers to $1 million annually. The Company does not obtain a tax deduction upon the grant of an award or the exercise of an incentive stock option, unless there is a disqualifying disposition of the incentive stock option.

Plan Benefits

Awards under the 2016 Stock Incentive Plan are granted at the discretion of the Compensation and Human Resources Committee, and accordingly, the amount of any such awards that may be granted to any individual is not yet determinable. Benefits under the 2016 Stock Incentive Plan depend on a number of factors, including the fair market value of our common stock on future dates, our actual performance against performance goals established with respect to performance awards and decisions made by the participants, and accordingly, are also not yet determinable.

Equity Compensation Plan Information

The following table summarizes information concerning the Company’s equity compensation plans at December 31, 2017:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuances under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders:
CapStar Financial Holdings, Inc. Stock Incentive Plan	804,800 (1)	$10.59	154,867
Equity compensation plans not approved by shareholders	—	—	—
Total	804,800	$10.59	154,867

(1)	Represents 804,800 shares of common stock subject to issuance upon exercise of issued and outstanding stock options; 511,050 of which will expire on November 13, 2018.

Key Changes in the Amendment. The amended Plan is substantially similar to the 2016 Stock Incentive Plan prior to the Amendment, except that the number of shares of common stock available for awards is increased to 1,969,475. An additional 400,000 shares would be added to the pool available for awards. The amendment also limits the ability to reprice stock options and stock appreciation rights, makes awards subject to our compensation recovery policy, limits dividend payments on unvested awards, and imposes a one year minimum vesting period on awards. This increase in authorized shares is needed because the current pool of shares is substantially depleted, with only 151,202 shares available for grant as of February 26, 2018.

Benefits of the Amendment. We believe that approval of the Amendment will give us the flexibility to continue making stock-based grants and other awards permitted under the 2016 Stock Incentive Plan in amounts determined appropriate by the Compensation and Human Resources Committee. The amendment also adds important administrative limitations on awards that are consistent with sound compensation policy and governance. While we are aware of the potential dilutive effect of grants of equity awards, we believe that there are significant motivational and performance benefits to be achieved in from a compensatory equity incentive program.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE CAPSTAR FINANCIAL HOLDINGS, INC. STOCK INCENTIVE PLAN

ADDITIONAL INFORMATION

How and when may I submit a shareholder proposal for CapStar’s 2019 Annual Meeting of Shareholders?

Our annual meetings of shareholders are generally held in May of each year.  We will consider for inclusion in our proxy materials for the 2019 Annual Meeting of Shareholders proposals that are received no later than December 22, 2017 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act, and our Bylaws. Shareholders must submit their proposals to CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Corporate Secretary.

In addition, the Company’s Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted.  For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Corporate Secretary at the Company’s offices not less than 75 days nor more than 120 days prior to the anniversary date of the Company commenced mailing its proxy materials for the preceding year’s annual meeting.  If the date of the annual meeting of shareholders is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then, to be timely, such notice must be received by the Company no later than 75 days prior to the date of the meeting nor more than 120 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made.

To be in proper written form, a shareholder’s notice to the Company’s Secretary must set forth (i) the name and address of the shareholder, (ii) a representation that the shareholder is a holder of the Company’s voting common stock (including the number and class of shares held) and that the shareholder intends to appear in person or by proxy at the meeting to make the nomination or present the matter specified in the notice, (iii) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) with respect to notice of an intent to make a nomination, all information regarding each nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest pursuant to Regulation 14A under the Exchange Act and (v) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter.  A copy of the Company’s Bylaws have been filed with the SEC or may otherwise be obtained upon written request to the Corporate Secretary of the Company.

Accordingly, a shareholder who intends to raise a proposal to be acted upon at the 2019 Annual Meeting of Shareholders, but who does not desire to include the proposal in the Company’s 2019 definitive proxy statement, must inform the Company by sending written notice to the Company’s Corporate Secretary at Capstar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, no earlier than December 22, 2017 nor later than February 5, 2018.  The persons named as proxies in the Company’s proxy for the 2018 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any proposal which is properly brought before a shareholder meeting.

The foregoing description of the advance notice provisions of our Bylaws is a summary and is qualified in its entirety by reference to the full text of the Bylaws, which were filed with the SEC on August 29, 2016 as an exhibit to our Registration Statement on Form S-1 (File Number 333-213367).  Accordingly, we advise you to review our Bylaws for additional stipulations relating to advance notice of director nominations and business proposals.

How can I obtain CapStar’s Annual Report?

Our Annual Report, as filed with the SEC, can be accessed electronically, along with this Proxy Statement, by following the instructions contained on our proxy card and is also available on the Investor Relations webpage of our corporate website at www.ir.capstarbank.com under the portal entitled “Corporate Governance - Documents & Charters.”  Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement.

If you wish to receive a physical copy of our Annual Report, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge.  Requests should be sent to CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to the costs of mailing paper copies of our proxy materials and posting our proxy materials on an Internet website, our directors and employees may also solicit proxies in person, by telephone or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another shareholder?

Shareholders who share an address may receive only a single copy of our proxy materials. This process is known as “householding.”  Shareholders who desire either to receive multiple copies of our proxy materials, or to receive only a single copy in the future, should contact their broker, bank or other agent.  If you are a shareholder of record, you may contact us at (i) CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email ir@capstarbank.com or (iii) call (615) 732-6455.  We will promptly deliver a separate copy of any of these materials to you.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, this Proxy Statement, our proxy materials or your ownership of CapStar common stock, please (i) contact CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email ir@capstarbank.com or (iii) call (615) 732-6455.

OTHER MATTERS

Our management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement.  However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their discretion.

By Order of the Board of Directors,

Robert B. Anderson
Secretary

APPENDIX A

CAPSTAR FINANCIAL HOLDINGS, INC.

STOCK INCENTIVE PLAN

RECITALS

WHEREAS, CapStar Financial Holdings, Inc., a Tennessee corporation (the “Company”) was created to be a bank holding company and entered into a securities exchange agreement with the CapStar Bank (the “Bank”) that was approved by the shareholders of the Bank and Company and became effective on February 5, 2016 (the “Exchange Agreement”) and, pursuant thereto, the Bank is now a wholly owned subsidiary of CapStar;

WHEREAS, the Bank had previously established the CapStar Bank 2008 Stock Incentive Plan (the “Prior Plan”) and, pursuant to the Exchange Agreement, CapStar is assuming (i) all obligations of the Bank under the CapStar Bank 2008 Stock Incentive Plan and (ii) all stock incentive awards issued thereunder;

WHEREAS, in order to fulfill its obligations under the Exchange Agreement, the Company desires to establish a stock incentive plan to provide incentive awards in substation of those issued under the Prior Plan and to provide for future awards that were permissible under the Prior Plan; and

WHEREAS, the Company intends that securities to be issued hereunder shall be treated as a issued in a transaction to which section 424(a) of the Internal Revenue Code applies and a substitution described in Treasury Regulation § 1.424(b)(5)(v)(D);

NOW, THEREFORE, in consideration of the foregoing, and as set forth in this instrument, the Company hereby adopts this instrument to establish the CapStar Financial Holdings, Inc. Stock Incentive Plan.

SECTION 1.DEFINITIONS

1.1Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)“Affiliate” means:

(1)Any Subsidiary or Parent,

(2)An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

(3)Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b)“Board of Directors” means the board of directors of the Company.

(c)“Code” means the Internal Revenue Code of 1986, as amended.

(d)“Committee” means the committee appointed by the Board of Directors to administer the Plan. At such time that the Stock becomes subject to registration under the Exchange Act and publicly traded, the Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act. Further, the membership of the Committee shall satisfy the requirements of any national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.

(e)“Company” means CapStar Financial Holdings, Inc., a Tennessee corporation.

(f)“Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(g)“Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 3.5.

(h)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i)“Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1)if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation NASDAQ), Fair Market Value shall mean the price at which Stock shall have been sold on such date or on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2)if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the price for the Stock on such date, or on the trading day immediately preceding such date, as reported by such exchange or system; or

(3)if the shares of Stock are not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided further, that for purposes of granted Non-Qualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(j)“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(k)“Option” means a Non-Qualified Stock Option or an Incentive Stock Option.

(l)“Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(m)“Non-Qualified Stock Option” means a stock option that is not an Incentive Stock Option.

(n)“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(o)“Participant” means an individual who receives a Stock Incentive hereunder.

(p)“Performance Unit Award” refers to a performance unit award as described in Section 3.6.

(q)“Plan” means the CapStar Financial Holdings, Inc. Stock Incentive Plan, as amended.

(r)“Restricted Stock Units” refers to the rights described in Section 3.7.

(s)“Stock” means the Company’s common stock.

(t)“Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(u)“Stock Award” means a stock award described in Section 3.4.

(v)“Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

(w)“Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(x)“Stock Incentives” means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Unit Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards.

(y)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(z)“Termination of Employment” means the termination of the employment or other service relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects a Stock Incentive, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2.THE STOCK INCENTIVE PLAN

2.1Purpose of the Plan. The Plan is intended to (a) provide incentives to certain officers, employees, directors, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, and other service providers.

2.2Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, one million five hundred sixty-nine thousand four hundred seventy-five (1,569,475) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives, all or any of which may be pursuant to any one or more Stock Incentive, including without limitation, Incentive Stock Options. Except as provided in the second paragraph of Section 2.4 below, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Stock that are withheld from a Stock Award upon vesting) will again be available for purposes of the Plan.

2.3Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors and other service providers of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

2.4Eligibility. Stock Incentives may be granted pursuant to this plan only to officers, employees, directors, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

SECTION 3.TERMS OF STOCK INCENTIVES

3.1Terms and Conditions of All Stock Incentives.

(a)The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such, terms, conditions and restrictions as the Committee may determine to be appropriate or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. The Committee may, but is not required to, structure any Stock Incentive so as to qualify as performance-based compensation under Code Section 162(m).

(c)The date as of which a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares, if any, covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

(d)Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

(e)Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will; except to the extent that the Committee may provide otherwise as to any Stock Incentives other than Incentive Stock Options.

(f)After the date of grant of a Stock Incentive, the Committee may, in its sole discretion, modify the terms and conditions of a Stock Incentive, except to the extent that such modification would be inconsistent with other provisions of the Plan or would materially adversely affect the rights of a Participant under the Stock Incentive (except as otherwise permitted under the Plan), or to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.2Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non-Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) of the Option shall be no less than 100% of the Fair Market Value of the underlying Stock on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b)Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Non-Qualified Stock Option shall be as specified in the applicable Stock Incentive Agreement.

(c)Payment. Except as otherwise provided in a Stock Incentive Agreement, payment of the Exercise Price will be made in cash or in other consideration acceptable to the Committee. No shares may be issued or delivered upon exercise of an Option and the holder of the Option shall not have the rights of a stockholder with respect to the shares of Stock covered thereby until full payment has been made.

(d)Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable on the terms specified in the award and set forth in the Stock Incentive Agreement. Subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part; provided, however, that however, that the Committee may not modify an Option in a manner that would result in adverse tax consequences to any Participant under Code Section 409A.

(e)Termination of Stock Options. The termination of the right to exercise an Option shall be specified in the respective Stock Incentive Agreement for a Non-Qualified Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, up to one (1) year may be substituted for such three (3) month period. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

3.3Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which may not be less than the Fair Market Value of the Stock on the date of grant. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

(a)Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b)Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

3.4Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

3.5Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a)Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b)Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.6Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value, of each unit, the number of units subject to a Performance Unit Award, and the performance goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternate base value for each unit under certain specified conditions.

(a)Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b)Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.7Terms and Conditions of Restricted Stock Units. Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the Restricted Stock Units so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Restricted Stock Unit awards containing performance criteria may be designated as performance share awards.

(a)Payment. Payment in respect of Restricted Stock Units may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b)Conditions to Payment. Each Restricted Stock Unit granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Restricted Stock Unit, the Committee, at any time before complete termination of such Restricted Stock Unit, may accelerate the time or times at which such Restricted Stock Unit may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.8Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment or other service relationship or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4.RESTRICTIONS ON STOCK

4.1Custody of Shares. Shares of Stock that are awarded under a Stock Incentive will be issued in book form or held by the Company as custodian until such shares are no longer subject to a risk of forfeiture or otherwise restricted under the terms of the Stock Incentive Agreement.

4.2Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5.GENERAL PROVISIONS

5.1Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company shall withhold or require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of shares of Stock upon the exercise or vesting of such Stock Incentive.

5.2Changes in Capitalization; Merger; Liquidation.

(a)Adjustments to Shares. The number and kind of shares of Stock with respect to which Stock Incentives hereunder may be granted (both overall and individual limitations) and which are the subject of outstanding Stock Incentives, and the maximum number and exercise thereof, shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:

(1)the Company or an Affiliate effects on or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;

(2)the Company or an Affiliate engages in a transaction to which section 424 of the Code applies;

(3)there occurs any other event that in the judgment of the Committee necessitates such action;

provided, however, that if such an event occurs, the Committee shall make adjustments to the limits on Stock Incentives specified in Section 2.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another person, or the sale of all or substantially all the Company’s assets to another person, shall be effected such that holders of Stock shall be entitled to receive stock, securities, or other property (including, without limitation, cash) with respect to or in exchange for Stock, then each holder of a Stock Incentive shall thereafter have the right to acquire in accordance with the terms and conditions specified herein and in the Stock Incentive Agreement such shares of stock, securities or other property (including, without limitation, cash) as would be issuable or payable in such reorganization, reclassification, consolidation, merger or sale with respect to or in exchange for a number of shares of Stock that could have been acquired immediately theretofore with respect to such Stock Incentive had such reorganization, reclassification, consolidation, merger or sale not taken place, subject to such adjustments as the Committee, in its sole discretion, shall determine to be appropriate.

(b)Substitution of Stock Incentives on Merger or Acquisition. The Committee may grant Stock Incentives in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Stock Incentives shall be determined by the Committee in its sole discretion, subject only to the limitations of Section 2.2.

(c)Effect of Certain Transactions. Unless expressly provided to the contrary in an applicable Stock Incentive Agreement, if the Company experiences an event which results in a Change in Control (as defined below), the Committee shall in its sole discretion provide for one of the following measures with respect to outstanding Awards:

(1)The continuation or assumption of such outstanding Award under the Plan by the Company (if it is the surviving entity) or by the surviving or acquirer entity or its direct or indirect parent;

(2)The substitution by the surviving or acquirer entity or its direct or indirect parent of share awards with substantially the same terms and economic value for such outstanding Award;

(3)The expiration of such outstanding Award to the extent not timely exercised or purchased by the date of the consummation of the Change in Control or other subsequent date designated by the Committee, after reasonable advance written notice thereof to the holder of such Award and full acceleration of the vesting of the Award;

(4)The cancellation of all or any portion of such outstanding Award; provided that, with respect to “in-the-money” Options, such cancellation must be made in exchange for a payment in cash or Common shares with a value equal to the excess of the Fair Market Value of the Stock subject to such Option or portion thereof being canceled over the exercise or purchase price, if any, with respect to such Option or portion thereof being canceled; or

(5)The continuation of the outstanding Awards following the Change in Control without modification, provided that an Award will be fully vested and exercisable in the event that the employment of the holder (or other service relationship) is terminated without “Cause” or the holder resigns his or her position for “Good Reason” within one year of such Change in Control Event. For purposes of this Section, the terms “Cause” and “Good Reason” shall be determined by reference to the defined terms contained in a written employment agreement between the holder and the Company or an Affiliate or, in the absence of such written defined terms, as follows: (i) Good Reason means the holder’s base salary in effect at the time of the Change in Control is reduced, the holder’s work or reporting responsibilities are materially diminished, or the holder is relocated to a work location more than 30 miles from the work location in effect prior to the Change in Control; and (ii) Cause means (A) personal dishonesty, fraud, disloyalty, or theft; (B) disclosure of the Company’s or an Affiliate’s confidential information except in the course of performing his duties while employed by the Company or Affiliate; (C) willful illegal or disruptive conduct which impairs the reputation, goodwill or business position of the Company or an Affiliate; (D) breach of fiduciary duty involving personal profit; (E) any order or request for removal of holder by any regulatory authority having jurisdiction over Bank; or (F) Executive’s Disability. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Board at a duly constituted meeting of the Board, finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the reasons therefor. Executive shall have the right to appear and defend himself at any meeting of the Board at which such a resolution is under consideration.

(d)Change in Control. A “Change in Control” means a transaction or circumstance in which any of the following have occurred, provided that the Board of Directors shall have determined that any such transaction or circumstance has resulted in a Change in Control, as defined in this paragraph, which determination shall be made in a manner consistent with Treas. Reg. § 1. 409A-3(i)(5):

(1)the date that any person, or persons acting as a group, as described in Treas. Reg. § 1.409A-3(i)(5) (a “Person”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlling the Company or owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the beneficial owner (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than 40% of the total voting power represented by the Company's then outstanding voting securities (as defined above);

(2)the merger, acquisition or consolidation of the Company or the Bank with any corporation pursuant to which the other corporation immediately after such merger, acquisition or consolidation owns more than 50% of the voting securities (defined as any securities which vote generally in the election of its directors) of the Company or the Bank, as applicable, outstanding immediately prior thereto or more than 50% of the Company’s or the Bank’s, as applicable, total fair market value immediately prior thereto; or

(3)the date that a majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company before the date of the appointment or election.

(e)The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

5.4Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

5.5Right to Terminate Employment or Service; No Shareholder Rights. Nothing in the Plan or in any Stock Incentive Agreement confers upon any Participant the right to continue as an officer, employee, director, or consultant of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time. The holder of a Stock Option or a Stock Incentive Agreement has, as such, none of the rights of a stockholder.

5.6Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.8Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9Termination and Amendment of the Plan. The Board of Directors may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Stock Incentive is not valid with respect to such Stock Incentive without the Participant’s consent, except as necessary for Stock Incentives to satisfy the conditions imposed under the Code; and provided, further, that the stockholders of the Company must approve, in general meeting:

(a)12 months before or after the date of adoption, any amendment that increases the aggregate number of shares of Stock that may be issued under Incentive Stock Options or changes the employees (or class of employees) eligible to receive Incentive Stock Options;

(b)before the effective date thereof, any amendment that increases the number of shares in the aggregate which may be issued pursuant to Stock Incentives granted under the Plan or the maximum number of shares with respect to which any individual may receive options in any calendar year, or increases the period during which Stock Incentives may be granted or exercised; and

(c)any amendment that is subject to approval of shareholders under the rules of the exchange or trading system on which Stock becomes traded.

5.10Incentive Stock Option Approval. Incentive Stock Options may be issued under this Plan for a period of ten years after the effective date of the Plan, provided that the stockholders of the Company approve the adoption of the Plan within twelve (12) months prior to or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Incentive Stock Options granted hereunder will be treated as Non-Qualified Stock Options.

5.11Choice of Law. The laws of the State of Tennessee shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.12Effective Date of Plan. The Plan shall be effective as of the date the Plan is or was approved by the Board of Directors.

FIRST AMENDMENT TO THE

CAPSTAR FINANCIAL HOLDINGS, INC.

STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT (this “Amendment”) to the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “Plan”), is made by Capstar Financial Holdings, Inc. (the “Company”) to be effective as provided herein.

RECITALS:

WHEREAS, the Company established the Plan as an equity incentive plan on April 20, 2016; and

WHEREAS, the Company desires to amend the Plan to permit non-employee directors of the Company to elect to receive the Company’s common stock in lieu of cash payment of fees that are paid by the Company for service as a director.

NOW, THEREFORE, pursuant to authorization of the Company’s board of directors, the Plan is hereby amended effective May 24, 2017 by adding Section 2.5 of the Plan as set forth below:

2.5Stock Awards to Non-Employee Directors.  In the event that the Company provides cash compensation to members of the Board of Directors for service as a director or for service as a member or chairperson of a committee of the Board of Directors (collectively “Cash Compensation”), each director receiving Cash Compensation may elect to receive (subject to limitations in Section 2.5(a)), in lieu of receiving any portion of his or her Cash Compensation, a Stock Award.  Such an election shall be made by filing an election with the Company, in accordance with procedures adopted by the Committee, prior to the time that such Cash Compensation is paid.  All elections made hereunder are subject to the following:

(a)The number of shares of Stock payable under a Stock Award shall be calculated by dividing (i) the amount of the Cash Compensation that would have been payable to the director in the absence of an election, by (ii) the Fair Market Value of a share of Stock on the date that the Cash Compensation would have otherwise been paid.  The value of any fractional Share calculated hereunder shall be paid in the form of cash to the director.

(b)Other than the right of the director herein to elect to receive a Stock Award in lieu of Cash Compensation, the terms thereof shall be subject to the provisions of Section 3.4.

SECOND AMENDMENT TO THE

CAPSTAR FINANCIAL HOLDINGS, INC.

STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT (this “Amendment”) to the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “Plan”), is made by Capstar Financial Holdings, Inc. (the “Company”) to be effective as provided herein.

RECITALS:

WHEREAS, the Company established the Plan as an equity incentive plan on April 20, 2016; and

WHEREAS, the Company desires to amend the Plan to: (i) add seven hundred thousand (700,000) shares of common stock to the Plan that may be granted as awards; (ii) require shareholder approval of any modification to stock options or stock appreciation rights that would lower the exercise price; (iii) eliminate certain conditions related to performance based compensation under section 162(m) of the Internal Revenue Code; (iv) provide for recovery of compensation under the Company’s clawback policy; and (v) require a minimum of one year of service for vesting of awards;

NOW, THEREFORE, pursuant to action of the board of directors taken March 7, 2018, and conditioned on the approval of the Company’s shareholders at their annual meeting, the Plan is amended as set forth below:

1.	Section 1.1(d) is restated as follows to eliminate the reference to “outside directors” under Treas.

Reg. § 1.162-27(e) for determining the independence of Committee members.

(d)“Committee” means the committee appointed by the Board of Directors to administer the Plan. At such time that the Stock becomes subject to registration under the Exchange Act and publicly traded, the Committee shall consist solely of two or more members of the Board of Directors who are both “non-employee directors,” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and who are determined to be independent under the requirements of any national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.

2.	Section 2.3 is restated as follows to increase the shares of Stock subject to the Plan.

2.2Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, two million two hundred sixty-nine thousand four hundred seventy-five (2,269,475) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives, all or any of which may be pursuant to any one or more Stock Incentive, including without limitation, Incentive Stock Options. Except as provided in the second paragraph of Section 2.4 below, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Stock that are withheld from a Stock Award upon vesting) will again be available for purposes of the Plan.

3.	Section 3.1(b) is restated as follows to eliminate a reference to performance based compensation described in Code Section 162(m) and to require a one-year minimum vesting period.

(a)Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such, terms, conditions and restrictions as the Committee may determine to be appropriate or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program

is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. Except with respect to Stock Awards elected pursuant to Section 2.5, and as otherwise provided in the Plan, awards of Stock Incentives by the Committee generally will include a vesting service period of one year or longer.

4.	Section 3.1(f) is restated as follows to restrict award modifications that would reprice Options and Stock Appreciation Rights.

(f)After the date of grant of a Stock Incentive, the Committee may, in its sole discretion, modify the terms and conditions of a Stock Incentive, except to the extent that such modification would be inconsistent with other provisions of the Plan or would materially adversely affect the rights of a Participant under the Stock Incentive (except as otherwise permitted under the Plan), or to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A. Notwithstanding the foregoing, the Committee may not reduce the exercise price of an Option or the specified price for exercise of a Stock Appreciation Right, or otherwise take an action that has the effect of reducing such exercise price, without the consent of the shareholders of the Company.

5.	Section 3.1(g) is added to the Plan to specify that awards under the Plan are subject to the Company’s compensation recovery policy.

(g)Payment, exercise and/or vesting of Stock Incentives that are awarded to the executive officers of the Company are subject to the compensation recovery policy that is adopted by the Company and as it may be modified from time to time. Such conditions may be included in the Stock Incentive Agreement of executive officers who are subject to the Company’s compensation recovery policy.

6.	Section 3.4 is restated as follows to provide for accrual of dividends on unvested Stock Awards that are paid upon vesting.

3.4Terms and Conditions of Stock Awards.

(a)The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares, if any, will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant.

(b)The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award, including with respect to Stock Awards elected by directors in lieu of cash payment of director fees. The Committee may also grant a Stock Award without the requirement of a cash payment.

(c)Any cash dividends declared by the Company with respect to Stock that is covered by a Stock Award that is unvested will be accrued on behalf of the Participant. The right to receive such dividends will become vested at the time of the vesting of the respective shares Stock covered by the Stock Award. Upon the forfeiture of Stock under a Stock Award, the applicable cash dividends that have been accrued will also be forfeited.

ANNUAL MEETING OF CAPSTAR FINANCIAL HOLDINGS, INC. Annual Meeting of CAPSTAR FINANCIAL HOLDINGS, INC. Date: APRIL 26, 2018 to be held on THURSDAY, APRIL 26, 2018 Time: 9:00 a.m. (Central Time) Place: Envision Conference Center 9010 Overlook Boulevard Brentwood, Tennessee 37027 Please make your marks like this: Use dark black pencil or pen only for Holders as of FEBRUARY 26, 2018 This proxy is being solicited on behalf of the Board of Directors VOTE BY: The Board of Directors recommends a vote FOR each nominee for director If you have not voted via the Internet or telephone, please separate carefully at the perforation and return just this portion in the envelope provided. INTERNET TELEPHONE in Proposal 1 and FOR Proposal 2 and Proposal 3. Call • Go to, www.proxypush.com/CSTR 1: Election of Directors (Proposal 1) Board 866-291-7759 • Cast your vote online. Recommends • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. For Withhold OR • View meeting documents. 01 Dennis C. Bottorff For • Follow the simple recorded instructions. 02 L. Earl Bentz For 03 Thomas R. Flynn For 04 Julie D. Frist For 05 Louis A. Green, III For 06 Dale W. Polley For 07 Stephen B. Smith For 08 Richard E. Thornburgh For 09 Claire W. Tucker For 10 James S. Turner, Jr. For 11 Toby S. Wilt For MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. Our proxy materials, which include this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2017, are first being delivered to shareholders on or about March 19, 2018. Shareholders have ability to access the proxy materials at www.proxydocs.com/cstr and complete their proxy card electronically at www.proxypush.com/cstr. Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, April 25, 2018. PROXY TABULATOR FOR CAPSTAR FINANCIAL HOLDINGS, INC. For Against Abstain 2: To ratify the appointment of Elliott Davis, For LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2) 3: To approve the amendments to the For Capstar Financial Holdings, Inc. Stock Incentive Plan (Proposal 3) Note: We may conduct such other business as may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof. Authorized Signatures - This section must be completed vote to be counted. Date and Sign Below. P. O. BOX 8016 CARY, NC 27512 Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Please separate carefully at the perforation and return just this portion in the envelope provided. Proxy — Capstar Financial Holdings, Inc. Annual Meeting of Shareholders April 26, 2018, 9:00 a.m. (Central Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Claire W. Tucker and Robert B. Anderson (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of CapStar Financial Holdings, Inc., a Tennessee corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Envision Conference Center 9010 Overlook Boulevard Brentwood, Tennessee 37027, on April 26, 2018 at 9:00 a.m. Central Time and all adjournments and postponements thereof. The purpose of the Annual Meeting is to take action on the following: 1. To elect eleven (11) directors to serve until the 2019 Annual Meeting of Shareholders and until their successors have been duly elected and qualified (Proposal 1); 2. To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2); and 3. To approve the amendments to the Capstar Financial Holdings, Inc. Stock Incentive Plan (Proposal 3); and 4. To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends that you vote “FOR” each nominee for director in Proposal 1 and “FOR” Proposal 2 and Proposal 3. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” Proposal 2 and Proposal 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote in person, please mark this